Exhibit 99.2

Rule 802 Legend

To shareholders in the United States:

This exchange offer or business combination is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

Disclaimer

This English translation has been prepared for general reference purposes only. The Company shall not be responsible for any consequence resulting from the use of the English translation in place of the original Japanese text. In any legal matter, readers should refer to and rely upon the original Japanese text released June 5, 2024.

[Translation]

TOBISHIMA CORPORATION
Notice of the 81st Annual General Meeting of Shareholders

Proposals   Proposal No. 1   Appropriation of Surplus
Proposal No. 2   Election of Seven Directors
Proposal No. 3   Election of Three Audit & Supervisory Board Members
Proposal No. 4   Election of One Substitute Audit & Supervisory Board Member
 Proposal No. 5   Approval of the Share Transfer Plan

Notices of annual general meetings of shareholders can be viewed on PCs, smart phones, and tablets. https://s.srdb.jp/1805/
Date	Thursday, June 27, 2024 10:00 a.m. (Reception starts at 9:00 a.m.)	Convocation via the Internet

Place	KSP Hall, West Wing 3rd Floor, Kanagawa Science Park (KSP) 3-2-1 Sakado, Takatsuku, Kawasaki City, Kanagawa Prefecture, Japan	Securities code: 1805

To our shareholders

We would like to thank our shareholders for their continued support.

We hereby give our shareholders the notice of the 81st Annual General Meeting of Shareholders.

With our brand narrative “Bringing Innovation to Construction. A platform company shaping the future of construction,” we will continue to evolve into a “New Business Contractor,” a business partner that goes beyond the boundaries of the construction industry to create new businesses of its own, while supporting the creation of businesses for a wide variety of people and promising to make it happen.

We appreciate your ongoing support for the TOBISHIMA Group.

June 2024

Masahiro Norikyo President and Representative director

Management Vision

— To Become a Company that Supports Future Industrial Promotion and Development —

Promoting corporate transformation from Tobishima Corporation to

“TOBISHIMA” to evolve into “New Business Contractor”

We will build a new platform, “New Business Contractor” to create “Society 5.0” together with various people by broadening the framework of the construction industry, analyzing various potential needs and unresolved issues in our society, and having the capacity to solve such issues based our smart solution services.

Table of contents

Notice of Annual General Meeting of Shareholders	Notice of the 81st Annual General Meeting of Shareholders	1
	Instructions on Exercising Your Voting Rights	4
Reference Documents for Annual General Meeting of Shareholders	Proposal No. 1 Appropriation of Surplus	7
	Proposal No. 2 Election of Seven Directors	8
	Proposal No. 3 Election of Three Audit & Supervisory Board Members	18
	Proposal No. 4 Election of One Substitute Audit & Supervisory Board Member	21
	Proposal No. 5 Approval of the Share Transfer Plan	23
Business Report	I. Matters Concerning Current Status of the Group	55
	II. Matters Concerning Shares	64
	III. Matters Concerning Officers	66
	IV. Status of Accounting Auditor	74
Consolidated Financial Statements	Consolidated Balance Sheets	75
	Consolidated Statements of Income	76
Financial Statements	Non-consolidated Balance Sheets	77
	Non-consolidated Statements of Income	78
Auditor’s Report	Accounting Auditor’s Audit Report on Consolidated Financial Statements	79
	Accounting Auditor’s Audit Report	80
	Audit & Supervisory Board’s Audit Report	81
Corporate Outline		82

To our shareholders:

Masahiro Norikyo
President and Representative Director

TOBISHIMA CORPORATION

1-8-15 Konan, Minato-ku, Tokyo

Notice of the 81st Annual General Meeting of Shareholders

We are pleased to announce the convocation of the 81st Annual General Meeting of Shareholders of TOBISHIMA CORPORATION (the “Company”), which will be held as indicated on the following page.

In convening this Annual General Meeting of Shareholders, the Company has taken measures to provide electronically the information contained in the Reference Documents for the Annual General Meeting of Shareholders (matters subject to measures for electronic provision), and has posted such information on the Company’s website. Please access the following website to review the information:

Company website: https://www.tobishima.co.jp/english/shareholders.html

In addition to the above website, the information has been also posted on the website of the Tokyo Stock Exchange (TSE). Please access the TSE website below, enter or search for the issue name (TOBISHIMA CORPORATION) or securities code (1805), and select “Basic information" and "Documents for Public Inspection/PR Information” for confirmation.

TSE website: https://www2.jpx.co.jp/tseHpFront/JJK020010Action.do?Show=Show

In addition to the above, the information is also posted on the following website:

Convocation Notice via Internet: https://s.srdb.jp/1805/ (Japanese only)

If you are unable to attend the General Meeting of Shareholders in person, in lieu of your attendance, please review the Reference Documents for the Annual General Meeting of Shareholders posted in the matters subject to measures for electronic provision and exercise your voting rights by returning the enclosed voting right exercise form to us or via the Internet in advance.

1

Voting by Mail (in Writing)

Please indicate your approval or disapproval of the proposals in the enclosed voting right exercise form and then return the form to the Company in order that it arrives no later than Wednesday, June 26, 2024, at 5:30 p.m. (JST).

Voting via the Internet

Please confirm “Voting via the Internet” on page 5, and enter your approval or disapproval of the proposals no later than Wednesday, June 26, 2024, at 5:30 p.m. (JST).

1. Date and Time:	Thursday, June 27, 2024, at 10:00 a.m. (JST) (Reception starts at 9:00 a.m. (JST))

2. Venue:	KSP Hall, West Wing 3rd Floor, Kanagawa Science Park (KSP) 3-2-1 Sakado, Takatsuku, Kawasaki City, Kanagawa

3. Purpose of the Meeting:

Matters to be reported:

(1) The Business Report and the Consolidated Financial Statements for the 81st fiscal year (April 1, 2023 to March 31, 2024), and the results of audits of the Consolidated Financial Statements by the Accounting Auditor and the Audit & Supervisory Board

(2) The Non-Consolidated Financial Statements for the 81st fiscal year (April 1, 2023 to March 31, 2024)

Matters to be resolved:

Proposal No. 1	Appropriation of Surplus

Proposal No. 2	Election of Seven Directors

Proposal No. 3	Election of Three Audit & Supervisory Board Members

Proposal No. 4	Election of One Substitute Audit & Supervisory Board Member

Proposal No. 5	Approval of the Share Transfer Plan

2

■	This Convocation Notice is treated as a document to be delivered to shareholders who have requested the delivery of documents under the electronic provision system, and we are also providing the same information to shareholders who have not made such a request.

The following items are not included in the documents based on applicable laws and regulations as well as the stipulations in the Company’s Articles of Incorporation.

(1).	“V. Systems to Ensure that the Execution of Duties by Directors Complies with Laws and Regulations and the Company’s Articles of Incorporation, and Other Systems to Ensure the Appropriateness of Business Operations, and the Status of Operation of Such Systems” of the Business Report;

(2).	“Consolidated Statement of Changes in Shareholders’ Equity” of the Consolidated Financial Statements and “Notes to Consolidated Financial Statements”; and

(3).	“Statement of Changes in Shareholders’ Equity” of the Non-Consolidated Financial Statements and “Notes to Non-Consolidated Financial Statements.”

Item (1) above is a part of the Business Report that was audited by the Audit & Supervisory Board Members in preparing the audit report. Item (2) and Item (3) above are part of the Consolidated and Non-Consolidated Financial Statements that were audited by the Accounting Auditor and Audit & Supervisory Board Members in preparing the audit report.

■	If any revisions are made to the matters subject to measures for electronic provision, details of the revision will be posted on the respective websites where they are posted.

3

Instructions on Exercising Your Voting Rights

Voting rights at the Annual General Meeting of Shareholders is an important right of every shareholder.

Please exercise your voting rights by either of the following methods after reviewing the Reference Documents for the Annual General Meeting of Shareholders posted in the matters subject to measures for electronic provision.

Attending the Annual General Meeting of Shareholders in Person

Please submit the enclosed voting form at the venue reception. (A seal is not required.)

Voting in Writing (by Mail)

Please indicate your approval or disapproval of the proposals in the enclosed voting form and then return the form without postage to the Company by postal mail.

Voting Deadline:     Voting forms must arrive no later than Wednesday, June 26, 2024, at 5:30 p.m. (JST).

Instructions on filling out the voting form:

Please indicate your approval or disapproval of each proposal.

[Proposals No. 1, No. 4, and No. 5]

To approve the proposals, put a circle in the approval box.

To disapprove the proposals, put a circle in the disapproval box.

[Proposals No. 2 and No. 3]

To approve the election of all candidates, put a circle in the approval box.

To disapprove the election of all candidates, put a circle in the disapproval box.

To disapprove of the election of some candidates, put a circle in the approval box and then write the numbers of the candidates to disapprove for election.

4

Handling of Shareholder Voting Rights:

-	If your approval or disapproval of a proposal is not indicated on the enclosed voting form, the vote will be deemed as indication of approval.

-	If voting rights are exercised both in writing (by postal mail) and via the Internet, the votes cast via the Internet will be treated as valid votes. If voting rights are exercised more than once via the Internet, the last votes cast will be treated as valid votes.

Electronic Voting Platform

Institutional investors may use the electronic voting platform operated by ICJ, Inc. if the institutional investor has applied to use the said platform in advance.

Voting via the Internet

Please follow the instructions included below to indicate your approval or disapproval of each proposal.

Voting Deadline     Votes must be cast no later than Wednesday, June 26, 2024, at 5:30 p.m. (JST).

Scanning the QR Code (“Smart Vote”)

You can log into the website to exercise your voting rights without entering the voting code or password.

1.   Please scan the QR code located on the bottom right of the voting form.

*“QR code” is the registered trademark of DENSO WAVE INCORPORATED.

2.   Please follow the instructions on the screen to indicate your approval or disapproval.

Entering the Voting Code and Password

Website to exercise voting rights:
https://soukai.mizuho-tb.co.jp/

1.   Please access the website to exercise voting rights.

2.   Please enter the voting code printed on the voting form.

3.   Please enter the password printed on the voting form.

4.   Please follow the instructions on the screen to indicate your approval or disapproval.

The exercise of voting rights by “Smart Vote” is available only once.

If you would like to change your vote after exercising your voting rights, please access the website for PC and login by entering the voting code and password printed on the voting form, and exercise your voting rights again.

*   You can access the website for PC by scanning the QR code again.

5

Please contact the Internet Help Dial on the right if you have any questions on how to exercise your voting rights via the Internet using a personal computer, smartphone, mobile phone.

Internet Help Dial, Stock Transfer Agency

Department, Mizuho Trust & Banking Co., Ltd.

0120-768-524 (toll free)

(Open weekdays from 9:00 a.m. to 9:00 p.m. (JST), except during the year-end and New Year holidays)

Convocation Notice via Internet

You can easily access the main content of this notice on a PC or smartphone. Please access via the following website or QR code.

https://s.srdb.jp/1805/ (in Japanese only)

6

Reference Documents for Annual General Meeting of Shareholders

Proposals and Reference Information

Proposal No. 1   Appropriation of Surplus

The Company regards the stable return of profits to its shareholders and the enhancement of internal reserves to increase corporate value as a basic policy to pay dividends while giving consideration to business performance and the business environment.

In line with this basic policy, the Company proposes to pay a year-end dividend for the fiscal year of ¥70 per share.

Year-end dividends

(1)	Type of dividend property

Cash

(2)	Allotment of dividend property and their aggregate amount

¥70 per common share of the Company

Total dividends: ¥1,345,856,120

(3)	Effective date of dividends of surplus

June 28, 2024

Annual dividends per share	Unit : yen

FY2020	FY2021	FY2022	FY2023

7

Proposal No. 2   Election of Seven Directors

At the conclusion of this meeting, the terms of office of all eight Directors (including three Outside Directors) will expire. Therefore, the Company proposes the election of seven Directors (including three Outside Directors) to decrease the number of Directors by one in order to improve the efficiency of the management structure and reinforce the monitoring function by raising the proportion of Outside Directors.

8

The candidates for Director are as follows:

	Name		Position and responsibility in the Company	Attendance status at Board of Directors Meetings	Tenure	Director’s expertise/experience
						Corporate management Business strategy	Technology Quality Environment	Financial Affairs Accounting Finance	Legal Compliance	International business Global knowledge
1	Masahiro Norikyo	Reappointment	President, Representative Director and Chief Executive Officer	100% (10/10)	12 years	●	●		●
2	Seiichi Okuyama	Reappointment	Director and Executive Vice President, and in charge of Private Sector	90% (9/10)	4years	●		●
3	Mitsuhiko Takahashi	Reappointment	Director and Senior Managing Executive Officer, Chief of Corporate Management Division	100% (10/10)	4 years	●		●	●
4	Shiro Takeki	Reappointment	Director and Managing Executive Officer, Chief of Civil Engineering Division, and in charge of safety & environment	100% (8/8)	1 year	●	●
5	Takashi Aihara	Reappointment Independent Officer Outside Director	Outside Director	90% (9/10)	6 years	●	●		●
6	Akitaka Saiki	Reappointment Independent Officer Outside Director	Outside Director	100% (10/10)	3 years	●			●	●
7	Takako Masai	Reappointment Independent Officer Outside Director	Outside Director	100% (10/10)	3 years	●		●		●

9

Candidate No.	Name (Date of birth)	Career summary, position and responsibility in the Company, and significant concurrent positions outside the Company		Number of the Company’s shares currently owned/Number of the Company’s shares potentially owned
1	Masahiro Norikyo (April 4, 1955) Tenure as Director 12 years *At the conclusion of this meeting Attendance status at Board of Directors Meetings in FY2023 100% (10/10) [Reappointment]	Apr. 1980	Joined the Company	6,980 shares /13,351 shares
		May 2012	Executive Officer and Vice Chief of Construction Headquarters
		June 2012	Director and Executive Officer, and Vice Chief of Construction Headquarters
		Apr. 2014	Director and Managing Executive Officer, Chief of Construction Headquarters, and in charge of earthquake-related restoration
		June 2014	Director of E&CS Corporation
		Apr. 2015	Director and Senior Managing Executive Officer, Chief of Civil Engineering Division, and in charge of earthquake-related restoration
		Apr. 2016	Director and Executive Vice President, and in charge of civil engineering, building construction and Research Institute of Technology
		Apr. 2017	Representative Director and Executive Vice President, and in charge of civil engineering and building construction
		June 2017	President, Representative Director and Chief Executive Officer (current position)

Reasons for nomination as candidate for Director:

Mr. Norikyo has appropriately fulfilled his duties in the decision-making of important corporate matters and supervision of business execution of the Company as President and Representative Director. He has a wealth of experience and broad insight as a manager, and the Company believes that his excellent people skills and strong leadership are indispensable to the ever-evolving Tobishima Group. For these reasons, the Company has nominated him as a candidate to continue serving as Director.

10

Candidate No.	Name (Date of birth)	Career summary, position and responsibility in the Company, and significant concurrent positions outside the Company		Number of the Company’s shares currently owned/Number of the Company’s shares potentially owned
2	Seiichi Okuyama (February 12, 1965) Tenure as Director 4 years *At the conclusion of this meeting Attendance status at Board of Directors Meetings in FY2023 90% (9/10) [Reappointment]	Apr. 1987	Joined The Fuji Bank, Limited (current Mizuho Bank, Ltd.)	2,100 shares /9,130 shares
		Apr. 2007	Branch Manager, Shimizu Branch of Mizuho Bank, Ltd.
		Apr. 2009	General Manager, Branch Department Unit No. 1 of Mizuho Bank, Ltd.
		June 2011	General Manager, Gotanda Branch Department No. 2 of Mizuho Bank, Ltd.
		July 2011	General Manager, Gotanda Branch and Gotanda Branch Department No. 1 of Mizuho Bank, Ltd.
		Apr. 2013	General Manager, Nagoya-Chuo Branch of Mizuho Bank, Ltd.
		Apr. 2015	General Manager, Yaesuguchi Branch Department No. 2 of Mizuho Bank, Ltd.
		Apr. 2018	Executive Officer and General Manager, Tokyo-Chuo Branch Department No. 2 of Mizuho Bank, Ltd.
		May 2020	Advisor of the Company
		June 2020	Director and Executive Vice President
		May 2021	Director and Executive Vice President, and in charge of Private Sector (current position)

Reasons for nomination as candidate for Director:

Mr. Okuyama has extensive experience, primarily in the business field at a major financial institution. Based on his broad insights gained from his involvement in management as Executive Officer, he has appropriately fulfilled his duties in the decision-making of important corporate matters and supervision of business execution of the Company. In addition, he has continued to deliver results by executing the Company’s sales strategy based on his solid leadership particularly in Private Sector while supervising general management as Executive Vice President. For these reasons, the Company has nominated him as a candidate to continue serving as Director.

11

Candidate No.	Name (Date of birth)	Career summary, position and responsibility in the Company, and significant concurrent positions outside the Company		Number of the Company’s shares currently owned/Number of the Company’s shares potentially owned
3	Mitsuhiko Takahashi (June 1, 1961) Tenure as Director 4 years *At the conclusion of this meeting Attendance status at Board of Directors Meetings in FY2023 100% (10/10) [Reappointment]	Apr. 1985	Joined the Company	4,050 shares /10,448 shares
		Oct. 2014	Executive Officer and Chief of Corporate Planning Office
		Apr. 2017	Executive Officer and Chief of Corporate Planning Division
		Apr. 2019	Managing Executive Officer and Chief of Corporate Planning Division
		Apr. 2020	Senior Managing Executive Officer and Chief of Corporate Planning Division
		June 2020	Director and Senior Managing Executive Officer, and Chief of Corporate Planning Division
		Apr. 2024	Director and Senior Managing Executive Officer, and Chief of Corporate Management Division (current position)

Reasons for nomination as candidate for Director:

Mr. Takahashi has appropriately fulfilled his duties in the decision-making of important corporate matters and supervision of business execution of the Company as Director. In addition, since April 2024, he has supervised the planning and administration divisions as Chief of Corporate Management Division, and with his strong driving force, he has formulated and implemented management strategies aimed at the sustainable growth of the Tobishima Group and the further enhancement of its corporate value. For these reasons, the Company has nominated him as a candidate to continue serving as Director.

12

Candidate No.	Name (Date of birth)	Career summary, position and responsibility in the Company, and significant concurrent positions outside the Company		Number of the Company’s shares currently owned
4	Shiro Takeki (July 22, 1960) Tenure as Director 1 year *At the conclusion of this meeting Attendance status at Board of Directors Meetings in FY2023 100% (8/8) [Reappointment]	Apr. 1983	Joined the Company	3,400 shares
		Apr. 2019	Executive Officer and General Manager of the Tohoku Branch
		Apr. 2022	Managing Executive Officer and Chief of Civil Engineering Division (current position)
		June 2023	Director and Managing Executive Officer, and Chief of Civil Engineering Division
		Apr. 2024	Director and Managing Executive Officer, Chief of Civil Engineering Division, and in charge of safety & environment (current position)

Reasons for nomination as candidate for Director:

Mr. Takeki has appropriately fulfilled his duties in the decision-making of important corporate matters and supervision of business execution of the Company as Director. In addition, he has led the effort to management strategies that should be taken by the civil engineering department based on his extensive operational experience and broad insights as Managing Executive Officer, Chief of Civil Engineering Division, contributing to the Company’s sustainable growth and further enhancement of Company’s corporate value. For these reasons, the Company has nominated him as a candidate to continue serving as Director.

13

Candidate No.	Name (Date of birth)	Career summary, position and responsibility in the Company, and significant concurrent positions outside the Company		Number of the Company’s shares currently owned
5

Takashi Aihara

(July 24, 1955)

Independent Officer

Outside Director

Tenure as Outside Director

6 years

*At the conclusion of this meeting

Attendance status at Board of Directors Meetings in FY2022

90% (9/10)

[Reappointment]

		Apr. 1979	Joined Osaka Gas Co., Ltd.	2,900 shares
		June 2010	Director of Osaka Gas Co., Ltd.
		Apr. 2014	President and Representative Director, Kinpai Co., Ltd.
		Apr. 2016	Advisor of Osaka Gas Housing & Equipment Co., Ltd.
		June 2016	Audit & Supervisory Board Member of Osaka Gas Housing & Equipment Co., Ltd.
		June 2018	Outside Director of the Company (current position)

Reasons for nomination as candidate for Outside Director and the expected role:

Mr. Aihara is a candidate for Outside Director.

He has appropriately fulfilled his duties in providing advice and supervising business execution from an objective and professional perspective based on his broad knowledge and broad insights gained through his experience as an executive and Audit & Supervisory Board Member since his appointment as Outside Director in June 2018. The Company expects that he will fulfill the same role and therefore has nominated him as a candidate to continue serving as Outside Director based on the above.

14

Candidate No.	Name (Date of birth)	Career summary, position and responsibility in the Company, and significant concurrent positions outside the Company		Number of the Company’s shares currently owned
6

Akitaka Saiki

(October 10, 1952)

Independent Officer

Outside Director

Tenure as Outside Director

3 years

*At the conclusion of this meeting

Attendance status at Board of Directors Meetings in FY2023

100% (10/10)

[Reappointment]

		Apr. 1976	Joined the Ministry of Foreign Affairs	- shares
Held the positions of:
Director-General, Asian and Oceanian Affairs Bureau
Ambassador Extraordinary and Plenipotentiary of Japan to the Republic of India, concurrently to the Kingdom of Bhutan
Deputy Minister for Foreign Affairs
Vice-Minister for Foreign Affairs
		June 2016	Retired from the Ministry of Foreign Affairs
		June 2017	Outside Director, Member of the Board of Mitsubishi Corporation (retired in June 2023)
		June 2021	Outside Director of the Company (current position)

Reasons for nomination as candidate for Outside Director and the expected role:

Mr. Saiki is a candidate for Outside Director.

He has never been involved in the management of a company before except as an outside officer. However, since his appointment as Outside Director in June 2021, he has appropriately fulfilled his duties in providing advice to the Company’s corporate management and supervising business execution from an objective and professional perspective based on his broad insights, particularly into global affairs, gained through his experience of holding numerous positions with significant responsibilities at the Ministry of Foreign Affairs and serving as outside director of a major trading company. The Company expects that he will fulfill the same role and therefore has nominated him as a candidate to continue serving as Outside Director based on the above.

15

Candidate No.	Name (Date of birth)	Career summary, position and responsibility in the Company, and significant concurrent positions outside the Company		Number of the Company’s shares currently owned
7

Takako Masai

(March 8, 1965)

Independent Officer

Outside Director

Tenure as Outside Director

3 years

*At the conclusion of this meeting

Attendance status at Board of

Directors Meetings in FY2023

100% (10/10)

[Reappointment]

		Nov. 1988	Tokyo Branch of The Bank of Nova Scotia	- shares
		July 1989	Tokyo Branch of TD Bank, N.A.
		Mar. 1998	General Manager, Financial Products Sales Division of Tokyo Branch of Credit Agricole, Indo Suez Bank (current Crédit Agricole CIB)
		May 2007	General Manager, Capital Markets Division of Shinsei Bank, Limited (current SBI Shinsei Bank, Limited)
		Apr. 2013	Executive Officer, Department Head, Markets Research Department, Markets Sub-Group of Shinsei Bank, Limited (current SBI Shinsei Bank, Limited)
		July 2015	Executive Officer, General Manager, Markets Research Division of Shinsei Bank, Limited (current SBI Shinsei Bank, Limited)
		June 2016	Member of the Policy Board of the Bank of Japan
		June 2021	Director of SBI Financial and Economic Research Institute Co., Ltd. (current position)
		July 2021	Outside Director of the Company (current position)
		July 2021	Advisory Board member of Sim Kee Boon Institute for Financial Economics
		July 2021	Outside Director of Mitsubishi Chemical Holdings Corporation (current Mitsubishi Chemical Group Corporation)
		Aug. 2021	Outside Director of BlackRock Japan Co., Ltd.
		Apr. 2022	Visiting Professor of Jissen Women’s University (current position)
		Mar. 2024	Director of Japan Professional Football League (current position)
Significant concurrent positions outside the Company: Director and Chairperson, SBI Financial and Economic Research Institute Co., Ltd. Director, Japan Professional Football League

16

Candidate No.	Name (Date of birth)	Career summary, position and responsibility in the Company, and significant concurrent positions outside the Company	Number of the Company’s shares currently owned

Reasons for nomination as candidate for Outside Director and the expected role:

Ms. Masai is a candidate for Outside Director.

Since her appointment as Outside Director in June 2021, she has appropriately fulfilled her duties in providing advice to the Company’s corporate management and supervising business execution from an objective and professional perspective based on her broad insights, particularly into the financial landscape and diversity, gained through her experience of holding numerous positions with significant responsibilities at several foreign banks, domestic banks as well as the Bank of Japan. The Company expects that she will fulfill the same role and therefore has nominated her as a candidate to continue serving as Outside Director based on the above.

Notes:
1.	There is no special interest between any of the candidates and the Company.
2.	The number of potentially-owned shares of the Company is equivalent to the number of points already granted to each candidate under the share-based remuneration plan, and is presented as a reference for the number of shares to be issued in the future.
3.	Pursuant to the Company’s Articles of Incorporation and Article 427, paragraph 1 of the Companies Act, the Company has entered into agreements with Takashi Aihara, Akitaka Saiki, and Takako Masai to limit their liability for damages under Article 423, paragraph 1 of the Companies Act. Pursuant to these agreements, the defined maximum amount of liability for damages, if they have acted in good faith and without gross negligence in performing their duties, is the minimum liability amount provided for by laws and regulations. If their reelection is approved, the Company plans to renew the aforementioned agreements with them.
4.	The Company has entered into a directors’ and officers’ liability insurance contract, naming all Directors as insured parties. The Company intends to renew the insurance contract on October 1, 2024. The purpose of the insurance contract is to cover legal damages and litigation expenses to be borne by Directors as a result of his/her own act; however, there are certain exemptions; for example, damage caused as a result of any conduct by a Director in violation of laws and regulations shall not be covered. If each candidate assumes the office of Director, he/she shall be named as the insured parties under the insurance contract.
5.	Takashi Aihara, Akitaka Saiki, and Takako Masai satisfy the Independence Criteria for Outside Officers defined by the Company, and the Company has therefore submitted notification to Tokyo Stock Exchange, Inc. that they have been appointed as Independent Officers as provided for by the aforementioned exchange.
6.	The registered name of Takako Masai is Takako Nishida.

17

Proposal No. 3   Election of Three Audit & Supervisory Board Members

At the conclusion of this meeting, the term of Audit & Supervisory Board Members Hiroshi Ito, Toshiya Natori and Aki Nakanishi will expire. Therefore, the Company proposes the election of three Audit & Supervisory Board Members.

In addition, the consent of the Audit & Supervisory Board has been obtained for this proposal.

The candidates for Audit & Supervisory Board Members are as follows:

Candidate No.	Name (Date of birth)	Career summary and position in the Company, and significant concurrent positions outside the Company		Number of the Company’s shares currently owned
1

Hiroshi Ito

(April 20, 1960)

Tenure as Audit & Supervisory Board Member

4 years

*At the conclusion of this

meeting

Attendance status at Board of

Directors Meetings in FY2023

100% (10/10)

Attendance status at Audit &

Supervisory Board Meetings in FY2023

100% (11/11)

[Reappointment]

		Apr. 1985	Joined the Company	4,700 shares
		Apr. 2008	Manager, J-SOX Promotion Office of Management & Administration Division
		Apr. 2010	General Manager of Finance Department, Management & Administration Division
		July 2011	General Manager of Accounting Department, Management & Administration Division
		May 2020	Vice Chief of Corporate Administration Division
		June 2020	Standing Audit & Supervisory Board Member (current position)

Reasons for nomination as candidate for Audit & Supervisory Board Member:

Mr. Ito has many years of experience in a wide range of areas, including the Company’s administration, accounting, and finance departments, as well as considerable knowledge of finance and accounting. In addition, since his appointment as Standing Audit & Supervisory Board Member in June 2020, he has appropriately fulfilled his duties in auditing the status of management based on his knowledge. For these reasons, the Company has nominated him as a candidate to continue serving as Audit & Supervisory Board Member.

18

Candidate No.	Name (Date of birth)	Career summary, position and responsibility in the Company, and significant concurrent positions outside the Company		Number of the Company’s shares currently owned
2

Toshiya Natori

(December 17, 1963)

Independent Officer

Outside Audit & Supervisory Board

Member

Tenure as Audit & Supervisory

Board Member

4 years

*At the conclusion of this meeting

Attendance status at Board of

Directors Meetings in FY2023

100% (10/10)

Attendance status at Audit &

Supervisory Board Meetings in

FY2023

100% (11/11)

[Reappointment]

		July 2006	Tokyo District Public Prosecutor (Criminal Affairs Division)	2,000 shares
		July 2010	Deputy Manager, Criminal Affairs Division of Tokyo District Prosecutors Office
		Apr. 2011	Director, Public Security Division, Criminal Affairs Bureau of Ministry of Justice
		Jan, 2012	Director, Criminal Affairs Division, Criminal Affairs Bureau of Ministry of Justice
		Dec. 2012	Director, Secretarial Division, Minister’s Secretariat of Ministry of Justice
		Jan. 2015	Prosecutor of Supreme Public Prosecutors Office
		July 2015	Chief public prosecutor of the Morioka District Public Prosecutors Office
		Aug. 2016	Registered as an attorney at law (Daiichi Tokyo Bar Association), joined Oh-Ebashi LPC & Partners
		Mar. 2020	Joined ITN Partners (current position)
		June 2020	Outside Audit & Supervisory Board Member of the Company (current position)
		June 2021	Outside Director, Asante Incorporated (current position)
		June 2021	Outside Director, J Trust Co., Ltd． (current position)
Significant concurrent positions outside the Company: Attorney, ITN Partners Outside Director, Asante Incorporated Outside Director, J Trust Co.,Ltd.

Reasons for nomination as candidate for Audit & Supervisory Board Member:

Mr. Natori has never been involved in the management of a company before except as an outside officer. However, he has extensive experience and broad knowledge as a prosecutor who represent the public interest as well as considerable knowledge of corporate legal affairs as a lawyer. Since his appointment as Outside Audit & Supervisory Board Member in June 2020, he has appropriately fulfilled his duties in strengthening the Company’s audit system based on his high level of professional expertise. For these reasons, the Company has nominated him as a candidate to continue serving as Audit & Supervisory Board Member.

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Candidate No.	Name (Date of birth)	Career summary, position and responsibility in the Company, and significant concurrent positions outside the Company		Number of the Company’s shares currently owned
3

Aki Nakanishi

(October 28, 1960)

Independent Officer

Outside Audit & Supervisory Board

Member

Tenure as Audit & Supervisory

Board Member

4 years

*At the conclusion of this

meeting

Attendance status at Board of Directors Meetings in

FY2023

100% (10/10)

Attendance status at Audit &

Supervisory Board Meetings in FY2023

100% (11/11)

[Reappointment]

		Apr. 2007	Professor, School of Business Administration of Meiji University (current position)	2,000 shares
		Apr. 2015	Principal Researcher, Research Center for Science Systems of the Japan Society for the Promotion of Science
		Apr. 2015	Visiting Professor, The Graduate School for the Creation of New Photonics Industries
		Feb. 2020	Trustee of Meiji University (current position)
		June 2020	Outside Audit & Supervisory Board Member of the Company (current position)
		Apr. 2022	Visiting Professor of Institute of Information Security
		Apr. 2024	Dean, School of Business Administration of Meiji University (current position)
Significant concurrent positions outside the Company: Dean and Professor of School of Business Administration, Meiji University Trustee, Meiji University

Reasons for nomination as candidate for Audit & Supervisory Board Member:

Ms. Nakanishi has never been involved in the management of a company before; however, she has broad wide-ranging insight as a professional of business administration studies as well as considerable knowledge of finance and accounting. She also has a high level of professional expertise in the information security field. Since her appointment as Outside Audit & Supervisory Board Member in June 2020, she has appropriately fulfilled her duties in strengthening the Company’s audit system based on her high level of professional expertise. For these reasons, the Company has nominated her as a candidate to continue serving as Audit & Supervisory Board Member.

Notes:
1.	There is no special interest between the candidates and the Company.
2.	Pursuant to the Company’s Articles of Incorporation and Article 427, paragraph 1 of the Companies Act, the Company has entered into agreements with Toshiya Natori, and Aki Nakanishi to limit their liability for damages under Article 423, paragraph 1 of the Companies Act. Pursuant to these agreements, the defined maximum amount of liability for damages, if they have acted in good faith and without gross negligence in performing their duties, is the minimum liability amount provided for by laws and regulations. If their reelection is approved, the Company plans to renew the aforementioned agreements with them.

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3.	The Company has entered into a directors’ and officers’ liability insurance contract, naming all Audit & Supervisory Board Members as insured parties. The Company intends to renew the insurance contract on October 1, 2024. The purpose of the insurance contract is to cover legal damages and litigation expenses to be borne by Audit & Supervisory Board Members as a result of his/her own act; however, there are certain exemptions; for example, damage caused as a result of any conduct by an Audit & Supervisory Board Member in violation of laws and regulations shall not be covered. If each candidate assumes the office of Audit & Supervisory Board Member, he/she shall be named as the insured parties under the insurance contract.
4.	Toshiya Natori and Aki Nakanishi satisfy the Independence Standards for Outside Officers defined by the Company, and the Company therefore has therefore submitted notification to Tokyo Stock Exchange, Inc. that they have been appointed as independent officers as provided for by the aforementioned exchange.
5.	The registered name of Aki Nakanishi is Aki Mizukoshi.

Proposal No. 4   Election of One Substitute Audit & Supervisory Board Member

The Company proposes the election of one substitute Audit & Supervisory Board Member to be ready to fill a vacant position should the number of Audit & Supervisory Board Members (including Outside Audit & Supervisory Board Member) fall below the number required by laws and regulations.

In addition, the consent of the Audit & Supervisory Board has been obtained for this proposal.

The candidate for substitute Audit & Supervisory Board Member is as follows:

Name (Date of birth)	Career summary and position in the Company, and significant concurrent positions outside the Company		Number of the Company’s shares currently owned
Hirotaka Kobayashi (September 6, 1957)	Apr. 1988	Appointed prosecutor	- shares
	Apr. 1994	Registered as attorney at law (Tokyo Bar Association)
	Apr. 1995	Joined Hikari Sogoh Law Offices (current position)
Significant concurrent positions outside the Company:
Attorney at Law of Hikari Sogoh Law Offices

Reasons for nomination as candidate for substitute Outside Audit & Supervisory Board Member:

Mr. Kobayashi is a candidate for substitute Outside Audit & Supervisory Board Member.

He has never been involved in the management of a company in the past. However, the Company proposes his election as substitute Outside Audit & Supervisory Board Member so that his considerable and highly specialized knowledge related to corporate law as an attorney at law may be utilized in the audit system of the Company.

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Notes:
1.	There is no special interest between the candidate and the Company.
2.	If Hirotaka Kobayashi assumes the office of Audit & Supervisory Board Member, pursuant to the Company’s Articles of Incorporation and Article 427, paragraph 1 of the Companies Act, the Company plans to enter into an agreement with him to limit his liability for damages under Article 423, paragraph 1 of the Companies Act. Pursuant to this agreement, the defined maximum amount of liability for damages, if he has acted in good faith and without gross negligence in performing his duties, is the minimum liability amount provided for by laws and regulations.
3.	The Company has entered into a directors’ and officers’ liability insurance contract, naming all Audit & Supervisory Board Members as insured parties. The Company intends to renew the insurance contract on October 1, 2024. The purpose of the insurance contract is to cover legal damages and litigation expenses to be borne by Audit & Supervisory Board Members as a result of his/her own act. However, there are certain exemptions; for example, damage caused as a result of any conduct by an Audit & Supervisory Board Member in violation of laws and regulations shall not be covered. If Hirotaka Kobayashi assumes the office of Audit & Supervisory Board Member, he shall be named as the insured party under the insurance contract.
4.	Hirotaka Kobayashi satisfies the Independence Criteria for Outside Officers defined by the Company, and the Company therefore plans to submit notification to Tokyo Stock Exchange, Inc. concerning his appointment as an Independent Officer as provided for by the aforementioned exchange.

[Reference]

[Independence Criteria for Outside Officers]

The Company has defined the following independence criteria for Outside Directors and Outside Audit & Supervisory Board Members (hereinafter collectively referred to as “Outside Officers”) or Outside Officer candidates. If the Company determines none of these items apply to an Independent Officer or Outside Officer candidate as a result of an investigation within its means, the Company judges the candidate has independence.

(1)	A party who executes business for the Company or its affiliates (hereinafter collectively referred to as the “Company Group”) (Note 1)
(2)	A party for whom the Company Group is a primary client or a person who executes business of said party (Note 2)
(3)	A party who is the primary client of the Company Group or a person who executes business of said party (Note 3)
(4)	A major shareholder holding 10% or more of the Company’s voting rights directly or indirectly or a person who executes business of said shareholder
(5)	A party the Company holds 10% or more of the voting rights directly or indirectly or a person who executes business of said party

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(6)	A consultant, certified public accountant, attorney at law, or other expert professional who earns money or assets in excess of ¥10 million annually other than the officer remuneration from the Company Group (if the party earning said assets is a corporation, union or other such organization, a person belonging to said organization who the assets earned from the Company exceeds 2% of annual income)
(7)	A party who has received donations or grants of money or other assets from the Company Group in excess of ¥10 million annually. Moreover, if said party is a corporation, union or other organization, a person who belongs to said organization
(8)	If an Executive Director or a Standing Audit & Supervisory Board Member of the Company Group is appointed an outside officer of another company, a party who is an executive director, an executive officer, an operating officer, a manager or an employee of said other company
(9)	A person who has fallen under any of the above items (2) through (8) in the past three years, or their spouse or relative within the second degree
(10)	Spouse or relative within the second degree of a Director, Audit & Supervisory Board Member, Executive Officer or General Manager or above of the Company Group
(11)	A party who cannot fulfill their duties as an independent Outside Officer due to special circumstances other than items (1) through (10)

Notes:
1.	A “party who executes business” refers to a person who is a director, executive officer, operating officer, employee who executes business, an associate director or a person or employee who works for a corporation or other organization as well as a person who has belonged to the Company Group even once in the past.
2.	A “party for whom the Company Group is a primary client” refers to a party who received payment from the Company in excess of 2% of its consolidated net sales in the previous fiscal year.
3.	A “party who is the primary client of the Company Group” refers to a party who provided payment to the Company in excess of 2% of the Company’s consolidated net sales in the previous fiscal year.

Proposal No. 5   Approval of the Share Transfer Plan

At a meeting of the Board of Directors of the Company held on May 15, 2024, the Company resolved to establish a holding company (sole parent company), “TOBISHIMA HOLDINGS Inc.” (the “Holding Company”) by means of a sole share transfer (the “Share Transfer”), whereby the Company will become a wholly owned subsidiary through the Share Transfer with effect from October 1, 2024 (scheduled), upon the preparation of the share transfer plan regarding the Share Transfer (the “Share Transfer Plan”).

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The purpose of this proposal is to seek the approval of the Shareholders for the Share Transfer Plan. The reason for the Share Transfer, the details of the Share Transfer Plan, etc. are as follows.

1. Reason and purpose, etc. of the Share Transfer

(1)	Background of the holding company structure

The Company has been aiming to be an “indispensable company” to society by engaging in the construction business with the collective wisdom of all of its employees, while taking responsibility and pride in its role in social capital development.

In line with recent changes in social conditions, social needs and issues are becoming increasingly diverse and complex. Under these conditions, in the “Notice Concerning Formulation of Medium- to Long-Term Management Vision and Commencement of Consideration of the Transition to a Holding Company Structure Through Sole Share Transfer” announced by the Company on November 13, 2023, the Company stated it would further advance the technologies and expertise it has accumulated in the construction business to establish new businesses that address social issues and to transform itself into a “New Business Contractor” that supports the creation of new businesses.

In order to realize the medium- to long-term management vision described above, the Company has determined that it is optimal to shift to a holding company structure in order to accelerate its transformation into a “conglomerate” that operates in a wide range of business domains that can flexibly respond to the recent diversification and complexity of social needs and issues, and to pursue the enhancement of corporate value by further strengthening group governance.

(2)	Reason and purpose for adopting the holding company structure

A. Strengthen group management and governance

The Company will strengthen group management and governance by separating management and business execution through the transition to a holding company structure. The Holding Company will specialize in group management functions to optimize management resources and strengthen management functions while the operating companies will aim to realize further growth of the group by developing businesses that provide solutions to social issuers suited to the functions of each company.

In addition, by making the Holding Company a company with an audit and supervisory committee, the Company will further strengthen and enhance group governance, including strengthening the audit function of the audit and supervisory committee, a majority of whose members will be outside directors.

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B. Enhance earnings base and realized sustainable growth

The Company will pursue the creation of new businesses through growth investment and the expansion of corporate partnerships through mergers and acquisitions to expand its earnings base. In addition, through the measures described in the above “A. Strengthen group management and governance,” the Company will accelerate cooperation between the Holding Company and each operating company, and further improve capital efficiency by constantly reviewing its business portfolio to realize sustainable growth.

C. Stable shareholder returns

The Company has a policy of determining dividends from retained earnings and share buybacks based on the stable return of profits to shareholders and the enhancement of retained earnings to increase corporate value, taking into consideration the business performance and environment.

After the transition to the holding company structure, the Company will continue to pursue the basic policy of the stable return of profits to shareholders and the enhancement of retained earnings to increase corporate value. Under this basic policy, the Company will aim to improve the total return ratio by strengthening profitability through the measures described in the above “B. Enhance earnings base and realize sustainable growth,” and by continuing share buybacks and strictly maintaining the dividend payout ratio.

(3)	Procedure for transition to the holding company structure

The Company plans to transition to a holding company structure by the following method.

A. Step 1: Establish the Holding Company through a sole share transfer

The Company will become a wholly owned subsidiary of the Holding Company by establishing the Holding Company through the Share Transfer with an effective date of October 1, 2024.

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B. Step 2: Reorganization of group companies after the establishment of the Holding Company

After the Share Transfer becomes effective, in order to complete the transition to the holding company structure, some of the Company’s current subsidiaries will be reorganized as direct subsidiaries of the Holding Company. Furthermore, the specific details and timing of this reorganization will be announced as soon as they are determined.

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(4)       Other

As a result of the Share Transfer, the Company will become a wholly owned subsidiary of the Holding Company to be newly established and will be delisted from the Prime Market of the Tokyo Stock Exchange, Inc. (the “Tokyo Stock Exchange”) on September 27, 2024. The delisting date of the Company is subject to change as it is determined in accordance with the rules of the Tokyo Stock Exchange.

Although the Company will be delisted, the Company plans to apply for a new listing (technical listing) on the Prime Market of the Tokyo Stock Exchange for the Holding Company Shares to be newly issued to the shareholders of the Company. The listing date is subject to review by the Tokyo Stock Exchange, but is expected to be October 1, 2024, the effective date of the Share Transfer.

2. Details of the Share Transfer Plan

The details of the Share Transfer are as described in the “Share Transfer Plan (Copy)” below.

Share Transfer Plan (Copy)

TOBISHIMA CORPORATION (“Party A”) hereby sets forth a share transfer plan (this “Plan”) as follows, concerning the carrying out of a share transfer for the purpose of establishing a sole parent company (“Party B”) incorporated in the share transfer with Party A as the wholly owned subsidiary after the share transfer, by the method of sole share transfer.

(Share transfer)

Article 1.	In accordance with the provisions of this Plan, Party A shall carry out a share transfer (the “Share Transfer”), in which Party B shall be made to acquire all outstanding shares of Party A on the day of the formation of Party B (as defined in Article 7), by the method of sole share transfer.

(Purpose, trade name, location of head office, total number of authorized shares, and other matters set forth in the Articles of Incorporation)

Article 2.	The purpose, trade name, location of the head office, and total number of authorized shares of Party B shall be as follows.
(1)	Purpose The purpose of Party B shall be as set forth in Article 2 of the appended "Articles of Incorporation."
(2)	Trade name The trade name of Party B shall be “Tobishima Holdings Kabushiki Kaisha,” and in English it shall be "TOBISHIMA HOLDINGS Inc."

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(3)	Location of head office The location of the head office of Party B shall be Minato-ku, Tokyo.
(4)	Total number of authorized shares The total number of authorized shares of Party B shall be 40 million shares.
2	In addition to the provisions of the preceding paragraph, the matters provided for in the Articles of Incorporation of Party B shall be as set forth in the appended "Articles of Incorporation."

(Directors at establishment)

Article 3.	The names of the Directors of Party B at the time of establishment (excluding Directors at the time of establishment who are Audit and Supervisory Committee Members at the time of establishment) shall be as follows.
(1)	President and Representative Director	Mitsuhiko Takahashi
(2)	Director	Seiichi Okuyama
(3)	Outside Director	Akitaka Saiki
(4)	Outside Director	Takako Masai
2	The names of the Directors of Party B at the time of establishment who are Audit and Supervisory Committee Members at the time of establishment shall be as follows.
(1)	Director	Takuji Arao
(2)	Outside Director	Takashi Aihara
(3)	Outside Director	Toshiya Natori
(4)	Outside Director	Aki Nakanishi

(Accounting auditor at establishment)

Article 4.	The name of the accounting auditor at the time of establishment of Party B shall be as follows. Deloitte Touche Tohmatsu LLC

(Shares to be delivered upon the Share Transfer and the allotment thereof)

Article 5.	Upon the Share Transfer, Party B shall deliver a number of shares of common stock of Party B equivalent to the sum of the number obtained by multiplying the total number of shares of common stock issued by Party A at the time immediately prior to the time of acquisition of all outstanding shares of Party A (the "record time") by one (1), to replace shares of common stock of Party A held, to the shareholders listed or recorded in the shareholder register of Party A at the record time.
2	Party B shall allot shares of common stock of Party B to be delivered pursuant to the provisions of the preceding paragraph to the shareholders of Party A at the record time, at the rate of one (1) share of common stock in Party B for each share of common stock in Party A held.

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(Amount of capital and reserves)

Article 6.	The amount of capital and reserves as of the day of formation of Party B shall be as follows.
(1)	Amount of capital	5,500 million yen
(2)	Amount of legal capital surplus	3,000 million yen
(3)	Amount of legal retained earnings	0 yen

(Date of formation of Party B)

Article 7.	The date on which the establishment of Party B is to be registered (the “date of formation of Party B”) shall be October 1, 2024. Provided, however, that the date of formation of Party B may be changed by a resolution of the Board of Directors of Party A, if necessary owing to progress on procedures for the Share Transfer or other reasons.

(Annual General Meeting of Shareholders Approval of this Plan)

Article 8.	Party A shall convene an Annual General Meeting of Shareholders on June 27, 2024, and seek a resolution related to approval of this Plan and matters necessary for the Share Transfer. Provided, however, that the date of this Annual General Meeting of Shareholders may be changed by a resolution of the Board of Directors of Party A, if necessary owing to progress on procedures for the Share Transfer or other reasons.

(Stock exchange of listing)

Article 9.	On the date of formation of Party B, Party B plans to list the shares of common stock that it issues on the Prime Market of the Tokyo Stock Exchange, Inc.

(Shareholder register administrator)

Article 10.	The shareholder register administrator of Party B shall be Mizuho Trust & Banking Co., Ltd.

(Cancellation of treasury shares)

Article 11.	Party A shall, by a resolution at a meeting of the Board of Directors held by the day preceding the date of formation of Party B, cancel as many shares of treasury shares held by Party A (including treasury shares acquired through the purchase of shares pertaining to the exercise of the right to request the purchase of shares, as provided for in Article 806, Paragraph (1) of the Companies Act exercised upon the Share Transfer) by the record time as possible.

(Validity of this Plan)

Article 12.	This Plan shall cease to be valid if a resolution related to approval of this Plan and the matters necessary for the Share Transfer is not obtained at the Annual General Meeting of Shareholders of Party A, as provided for in Article 8, if the approvals, permissions, etc., of the relevant government agencies provided for in domestic and foreign laws and regulations (including the effectuation, etc., of notifications to relevant government agencies, etc.) for the Share Transfer are not obtained by the date of formation of Party B, or if the Share Transfer is cancelled pursuant to the following article.

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(Changes to this Plan, etc.)

Article 13.	During the period from the creation of this Plan to the date of formation of Party B, in the event of a material change in the property or business condition of Party A due to a natural disaster or any other cause, in the event of a material hindrance to the execution of the Share Transfer, or in the event of any other difficulty in achieving the purpose of this Plan, the terms of the Share Transfer and other content of this Plan may be changed or the Share Transfer may be cancelled by a resolution of the Board of Directors of Party A.

(Matters outside the provisions)

Article 14.	In addition to the matters specified in this Plan, necessary matters concerning the Share Transfer shall be determined by Party A in accordance with the intent of the Share Transfer.

May 15, 2024

Party A:	1-8-15 Konan, Minato-ku, Tokyo
TOBISHIMA CORPORATION
Masahiro Norikyo, President and Representative Director

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(Exhibit)

TOBISHIMA HOLDINGS Inc. Articles of Incorporation

Chapter I     General Provisions

(Trade Name)

Article 1.	The name of the Company shall be “Tobishima Holdings Kabushiki Kaisha,” and in English it shall be “TOBISHIMA HOLDINGS Inc.”

(Objectives)

Article 2.	The objectives of the Company shall be to engage in the following business activities and to manage the business activities of companies (including foreign companies) or any other corporations, etc. that engage in the following business activities by owning shares or equity interests in those companies or corporations:
(1)	Contracting for civil engineering and building construction work
(2)	Research, survey, planning, designing and supervision related to the above
(3)	Research, survey, planning, designing, supervision and management for regional development, urban development, ocean development and environmental considerations, etc.
(4)	Housing business, and real estate dealings and leasing
(5)	Planning, designing, development, possession, maintenance, operation and management of a variety of public facilities and infrastructure such as roads, ports, water supply and sewage works, government office buildings, educational and cultural facilities, solid waste disposal facilities, medical facilities, sports facilities, hotels and restaurants
(6)	Environmental improvement business such as soil improvement, river and lake bottom sediment purification, lake and seawater improvement, and collecting, transporting, treatment and recycling of general waste and industrial waste
(7)	Supply electricity and energies, such as thermal
(8)	Fabrication, procurement, selling and leasing of construction machinery, equipment, temporary materials for construction and other manufactured items
(9)	Maintenance work and security service work for buildings and incidental facilities
(10)	Acquiring, licensing, and selling of industrial property rights, copyrights and other intellectual proprietary rights
(11)	Information processing service and development of computer software and hardware
(12)	Non-life insurance agency business, car insurance agency business under the Act on Securing Compensation for Automobile Accidents and life insurance selling business
(13)	Planning, designing, manufacturing, and sales related to plant factories
(14)	Producing, processing and sales of agricultural, forestry and fishery products, and research, study and development related to the production of agricultural, forestry and fishery products

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(15)	Mediation and intermediation of corporate acquisitions, mergers, company splits, share exchanges and transfers, business transfers, capital alliances, business alliances, etc.
(16)	Mediation related to corporate management strategy formulation, organizational and business restructuring, corporate rehabilitation, etc.
(17)	Business related to worker dispatching and paid work referrals
(18)	Consulting business related to the above
(19)	Any and all other activities ancillary to the above

(Location of the Head Office)

Article 3.	The Company shall have a head office in Minato-ku, Tokyo, Japan.

(Organs)

Article 4.	The Company shall have, in addition to the general meeting of shareholders and Directors, the following organs:
(1)	Board of Directors
(2)	Audit and Supervisory Committee
(3)	Accounting Auditor

(Method of Public Notice)

Article 5.	The Company issues its public notices by electronic means. However, if the Company is unable to give an electronic public notice because of an accident or any other unavoidable reason, public notices of the Company may be given in “The Nikkei” newspaper.

Chapter II     Shares

(Total Number of Authorized Shares)

Article 6.	The total number of authorized shares by the Company shall be 40,000,000 shares.

(Number of Shares per Share Unit)

Article 7.	The number of shares per share unit of the Company shall be 100.

(Rights Regarding Shares Less Than One Unit)

Article 8.	A shareholder of the Company may not exercise any rights other than the rights listed below with regard to shares less than one unit held by the shareholder:
(1)	Rights set forth in items of Article 189, paragraph 2 of the Companies Act;
(2)	Right to make a demand which is pursuant to the provisions of Article 166, paragraph 1 of the Companies Act;

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(3)	Right to receive an allotment of offered shares and offered share acquisition rights in proportion to the number of shares held by the shareholder; and
(4)	The right to make a demand as provided for in the following Article.

(Purchase of Shares of Less Than One Unit)

Article 9.	A shareholder of the Company who holds shares less than one unit may, as provided for in the Share Handling Regulations, request the Company to sell to the shareholder a number of shares which will, when combined with the number of shares already held by the shareholder, constitute one share unit.

(Shareholder Register Administrator)

Article 10.	The Company shall have a shareholder register administrator.

2. The shareholder register administrator of the Company and the place of business thereof shall be designated by the Board of Directors or any Director who has been delegated by a resolution of the Board of Directors and public notice thereof shall be given.

3. The preparation and keeping of the shareholder register and the share acquisition right register of the Company and other administrations relating thereto shall be outsourced to the shareholder register administrator, and shall not be handled by the Company itself.

(Share Handling Regulations)

Article 11.	In addition to laws and regulations and these Articles of Incorporation, procedures and fees concerning the Company’s shares are governed by the Share Handling Regulations established by the Board of Directors or any Director who has been delegated by a resolution of the Board of Directors.

(Acquisition of Treasury Shares by a Resolution of Board of Directors)

Article 12.	As permitted by Article 165, paragraph 2 of the Companies Act, the Company may, by a resolution of the Board of Directors, acquire its treasury shares through a market transaction, etc.

Chapter III     General Meeting of Shareholders

(Convocation)

Article 13.	An annual general meeting of shareholders of the Company shall be convened in June every year. An extraordinary general meeting of shareholders shall be convened whenever necessary.

(Record Date of Annual General Meeting)

Article 14.	The record date for voting rights at the Company’s annual general meeting of shareholders shall be March 31 every year.

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(Convener and Chairman of General Meeting of Shareholders)

Article 15.	Unless otherwise provided for by laws and regulations, a general meeting of shareholders shall be convened by the President and Director by a resolution of the Board of Directors. In cases where the President and Director is prevented from so acting, another Director who is designated in accordance with an order of priority determined in advance by the Board of Directors shall convene a general meeting of shareholders.

2. The President and Director shall chair a general meeting of shareholders of the Company. In cases where the President and Director is prevented from so acting, another Director who is designated in accordance with an order of priority determined in advance by the Board of Directors shall chair the meeting.

(Measures for Electronic Provision, Etc.)

Article 16.	Pursuant to the provisions of Article 325-2 of the Companies Act, the Company shall, when convening a general meeting of shareholders, provide information contained in the reference documents for the general meeting of shareholders and other documents electronically.

2. Pursuant to the provisions of Article 325-5, paragraph 3 of the Companies Act, among the matters to be provided electronically, the Company may choose not to include all or part of the matters stipulated in the Ordinance of the Ministry of Justice in the paper copy to be sent to shareholders who have requested it by the record date for voting rights.

(Method for Making Resolutions)

Article 17.	Unless otherwise provided for by laws or these Articles of Incorporation, resolutions of a general meeting of shareholders of the Company shall be made by a majority of the votes of the shareholders who are present at the meeting and entitled to exercise their votes at such meeting.

2. Notwithstanding the provisions of the preceding paragraph, resolutions of a general meeting of shareholders of the Company as prescribed in Article 309, paragraph 2 of the Companies Act shall be made by at least two-thirds of the votes of the shareholders present at the meeting where the shareholders holding at least one-third of the voting rights of the shareholders entitled to exercise their votes at such meeting are present.

(Proxy Voting)

Article 18.	A shareholder of the Company may exercise his/her votes by having one other shareholder with voting rights act as a proxy on his/her behalf.

2. In the case referred to in the preceding paragraph, the shareholder of the Company or his/her proxy must submit to the Company a document evidencing the proxy’s authority to represent for each general meeting of shareholders.

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(Minutes of General Meeting of Shareholders)

Article 19.	A record of proceedings and the outcome of a general meeting of shareholders of the Company and other matters stipulated by laws and regulations shall be entered or recorded in the minutes, and then kept at the head office of the Company in accordance with laws and regulations.

Chapter IV     Directors and Board of Directors

(Number of Directors)

Article 20.	The Company shall have no more than seven (7) Directors (excluding Directors who are Audit and Supervisory Committee Members).

2. The Company shall have no more than six (6) Directors who are Audit and Supervisory Committee Members (the "Audit and Supervisory Committee Members").

(Method of Election)

Article 21.	Directors of the Company shall be elected by a resolution of a general meeting of shareholders, with a distinction made between Audit and Supervisory Committee Members and other Directors.

2. Resolutions for the election of Directors of the Company shall be made by a majority of the votes of the shareholders present at the meeting where the shareholders holding at least one-third of the voting rights of the shareholders entitled to exercise their votes at such meeting are present.

3. Resolutions for the election of Directors shall not be made by cumulative voting.

(Term of Office)

Article 22.	The term of office of a Director of the Company (excluding Audit and Supervisory Committee Members) shall expire at the conclusion of the annual general meeting of shareholders for the business year terminating within one year after the election of the Director.

2. The term of office of an Audit and Supervisory Committee Member of the Company shall expire at the conclusion of the annual general meeting of shareholders for the business year terminating within two years after the election of the Audit and Supervisory Committee Member.

3. The term of office of an Audit and Supervisory Committee Member who is elected as the substitute for an Audit and Supervisory Committee Member who retired from office before the expiration of the term of office shall continue until the time the term of office of the Audit and Supervisory Committee Member who retired from office is to expire.

4. The effective term of a resolution for the election of a substitute Audit and Supervisory Committee Member of the Company who has been elected under Article 329, paragraph 3 of the Companies Act shall expire at the beginning of the annual general meeting of shareholders for the business year terminating within two years after the election of the substitute Audit and Supervisory Committee Member unless shortened by such resolution.

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(Representative Directors and Directors with Special Titles)

Article 23.	The Board of Directors of the Company shall, by its resolution, elect one or more Representative Directors from among Directors (excluding Audit and Supervisory Committee Members).

2. The Board of Directors of the Company may, by its resolution, elect one President and Director, and, as necessary, one Chairman and Director, and a few Vice Presidents and Directors, Senior Managing Directors, and Managing Directors, from among Directors (excluding Audit and Supervisory Committee Members).

(Convener and Chairman of Meeting of the Board of Directors)

Article 24.	Unless otherwise provided for by laws and regulations, a meeting of the Board of Directors shall be convened by the President and Director. In cases where the President and Director is prevented from so acting, another Director who is designated in accordance with an order of priority determined in advance by the Board of Directors shall convene a general meeting of shareholders.

2. The President and Director shall chair a meeting of the Board of Directors of the Company. In cases where the President and Director is prevented from so acting, another Director who is designated in accordance with an order of priority determined in advance by the Board of Directors shall chair the meeting.

(Notice of Meeting of the Board of Directors)

Article 25.	Notice of convocation of a meeting of the Board of Directors of the Company shall be dispatched to each Director three days prior to the day of the meeting. However, this period may be reduced in case of emergency.

2. With the consent of all Directors, the Company may hold a meeting of the Board of Directors without following the convening procedures.

(Resolutions of the Board of Directors and Omission of the Resolution)

Article 26.	Resolutions of the Board of Directors of the Company shall be made by a majority of the votes of the Directors present at the meeting where a majority of the directors who are entitled to vote are present.

2. Pursuant to the provisions of Article 370 of the Companies Act, if all Directors agree, in writing or by means of an electronic or magnetic record, to a proposal to be resolved at a meeting of the Board of Directors, the Company shall deem that the resolution to approve such proposal has been passed at the meeting of the Board of Directors.

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(Delegation to Directors)

Article 27.	As permitted by Article 399-13, paragraph 6 of the Companies Act, the Company may, by a resolution of the Board of Directors, delegate all or part of decisions concerning the execution of important business operations (excluding the matters listed in each item of paragraph 5 of the same Article) to Directors.

(Board of Directors Minutes)

Article 28.	A record of proceedings and the outcome of the Board of Directors meetings of the Company and other matters stipulated by laws and regulations shall be entered or recorded in the minutes, affixed with the names and seals of or electronically signed by the attending Directors, and then kept at the head office of the Company in accordance with laws and regulations.

(Regulations of the Board of Directors)

Article 29.	In addition to laws and regulations and these Articles of Incorporation, matters related to the Board of Directors of the Company are governed by the Regulations of the Board of Directors established by the Board of Directors or any Director who has been delegated by a resolution of the Board of Directors.

(Remuneration, etc.)

Article 30.	Remuneration, bonuses and other benefits given by the Company in consideration of the execution of duties to Directors of the Company (the “Remuneration, etc.”) shall be determined at a general meeting of shareholders, with a distinction made between Audit and Supervisory Committee Members and other Directors.

(Limited Liability Agreement)

Article 31.	As permitted by Article 427, paragraph 1 of the Companies Act, the Company may enter into agreements with Directors (excluding Directors who are Executive Directors, etc.) limiting their liability for damages resulting from negligence in the execution of duties. However, the maximum amount of liability under such agreement is prescribed by laws and regulations.

Chapter V     Audit and Supervisory Committee

(Standing Audit and Supervisory Committee Members)

Article 32.	The Audit and Supervisory Committee of the Company shall, by its resolution, elect one or more Standing Audit and Supervisory Committee Members from among the Audit and Supervisory Committee Members.

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(Notice of Meeting of the Audit and Supervisory Committee)

Article 33.	Notice of convocation of a meeting of the Audit and Supervisory Committee of the Company shall be dispatched to each Audit and Supervisory Committee Member three days prior to the day of the meeting. However, this period may be reduced in case of emergency.

2. With the consent of all Audit and Supervisory Committee Members of the Company, a meeting of the Audit and Supervisory Committee may be held without following the convening procedures.

(Regulations of the Audit and Supervisory Committee)

Article 34.	In addition to laws and regulations and these Articles of Incorporation, matters related to the Audit and Supervisory Committee of the Company are governed by the Regulations of the Audit and Supervisory Committee established by the Audit and Supervisory Committee.

(Resolutions of the Audit and Supervisory Committee)

Article 35.	Resolutions of the Audit and Supervisory Committee of the Company shall be made by a majority of the votes of the Audit and Supervisory Committee members present at the meeting where a majority of the Audit and Supervisory Committee members who are entitled to vote are present.

(Audit and Supervisory Committee Minutes)

Article 36.	A record of proceedings and the outcome of the Audit and Supervisory Committee meetings of the Company and other matters stipulated by laws and regulations shall be entered or recorded in the minutes, affixed with the names and seals of or electronically signed by the attending Audit and Supervisory Committee members, and then kept at the head office of the Company in accordance with laws and regulations.

Chapter VI     Accounting Auditor

(Method of Election)

Article 37.	An Accounting Auditor of the Company shall be elected by a resolution of a general meeting of shareholders.

(Term of Office)

Article 38.	The term of office of the Accounting Auditor shall expire at the conclusion of the annual general meeting of shareholders for the business year terminating within one year after the election of the Accounting Auditor.

2. Unless otherwise resolved at the annual general meeting of shareholders in the preceding paragraph, the Accounting Auditor of the Company shall be deemed to have been reelected at such annual general meeting of shareholders.

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(Remuneration, etc.)

Article 39.	The Remuneration, etc. of the Accounting Auditor of the Company shall be determined by the Representative Director upon obtaining agreement from the Audit and Supervisory Committee.

Chapter VII     Accounts

(Business Year)

Article 40.	The Company’s business year is from April 1 to March 31 of the following year.

(Record Date for Dividends of Surplus)

Article 41.	The record date for year-end dividends of the Company shall be March 31 every year.

2. The record date for interim dividends of the Company shall be September 30 every year.

3. In addition to the provisions of the preceding two paragraphs, the Company may otherwise determine a record date and pay dividends of surplus.

(Prescription Period for Payment of Dividends)

Article 42.	In cases where the dividend property is monetary and the dividends have not been received after the lapse of three full years from the date of commencement of payment thereof, the Company shall be exempted from the obligation to pay such dividends.

2. No interest shall accrue on unpaid dividends of the Company’s shares.

Supplementary Provisions

(First Business Year)

Article 1.	Notwithstanding the provisions of Article 40, the first business year of the Company shall be from the date of establishment of the Company to March 31, 2025.

(First Remuneration, etc., for Directors)

Article 2.	Notwithstanding the provisions of Article 30, the amount of the Remuneration, etc., for Directors of the Company (excluding Audit and Supervisory Committee Members) for the period from the date of establishment of the Company to the time of the first annual general meeting of shareholders of the Company shall not exceed 205 million yen per year.

2. Notwithstanding the provisions of Article 30, the specific calculation method and specific details of the amount of the Remuneration, etc., for the share-based remuneration plan (the “Plan”) among the Remuneration, etc., of Directors (excluding Outside Directors and Audit and Supervisory Committee Members; hereinafter, the same applies in this paragraph) during the period from the date of establishment of the Company to the conclusion of the first annual general meeting of shareholders shall be as follows. Furthermore, the maximum amount of the Remuneration, etc., based on the Plan shall be separate from that set forth in the preceding paragraph.

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(1)	Overview of the Plan

The Plan is a performance-linked share-based remuneration plan similar to the performance-linked share-based remuneration plan that was approved and passed at the 76th and 78th Annual General Meetings of Shareholders of TOBISHIMA CORPORATION (“TOBISHIMA”). The Company shall succeed to the contractual status and rights and obligations of TOBISHIMA with respect to the board benefit trust agreement dated August 28, 2019 concluded between TOBISHIMA and Mizuho Trust & Banking Co., Ltd., etc., effective October 1, 2024.

In other words, the Plan is a share-based remuneration plan in which the Company's shares are acquired through a trust (hereinafter, the trust established under the Plan is referred to as the “Trust”) using money contributed by TOBISHIMA up to September 30, 2024, and money contributed by the Company from October 1, 2024, as necessary, and Directors are granted the Company’s shares and money equivalent to the monetary amount of the Company's shares converted at market value (the “Company’s Shares, etc.”) through the Trust, in accordance with the Rules for Delivery of Shares to Directors established by the Company. The time for Directors to receive the Company’s Shares, etc. shall be as a general rule at the time of retirement.

(2)	Persons eligible for the Plan

Directors

(3)	Amount of trust fund (amount of the Remuneration, etc.)

TOBISHIMA has established the Trust by contributing the funds necessary for the Trust to acquire a number of shares reasonably expected to be necessary to provide benefits under the Plan in advance for a certain period of time, as follows.

As described in (4) below, the Trust shall acquire shares of the Company using money contributed by TOBISHIMA up to September 30, 2024, or, by the Company from October 1, 2024, as necessary.

TOBISHIMA has contributed money as necessary funds for the three fiscal years from the fiscal year ended March 31, 2020, to the fiscal year ended March 31, 2022. From October 1, 2024, the Company will, as necessary, contribute funds necessary for the Trust to acquire, in advance for a certain period of time, a number of shares reasonably expected to be necessary to provide benefits under the Plan during the period up to the conclusion of the first annual general meeting of shareholders, and will provide benefits under the Plan as consideration for the performance of duties by Directors during the prescribed period up to the conclusion of the first annual general meeting of shareholders of the Company in accordance with the provisions of the Rules for Delivery of Shares to Directors.

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(4)	Method of acquisition of the Company’s shares

The Trust shall acquire the Company’s shares through the market on which the Company’s shares are listed or by subscribing for treasury shares disposed of by the Company with the funds contributed in (3) above as the source of funds.

(5)	Calculation method and upper limit for the number of the Company’s Shares, etc. provided to Directors

For each fiscal year, Directors shall be granted a prescribed number of points decided in accordance with the Rules for Delivery of Shares to Directors, taking into consideration the Director’s position, the attainment level of performance, etc. The total number of these points granted to Directors in each fiscal year shall be up to 40,000.

The points granted to Directors shall be calculated as one common share of the Company for each point when the Company’s Shares, etc. are transferred under (6) below. The number of points of a Director to serve as the standard when transferring the Company’s Shares, etc., under (6) below shall be the number of points granted to the Director up until his/her resignation (hereinafter, such points calculated in this way are referred to as the “Defined Number of Points”).

(6)	Transfer of the Company’s Shares, etc., and specific calculation method of the amount of the Remuneration, etc.

A Director of the Company who retires and satisfies the beneficiary requirements stipulated in the Rules for Delivery of Shares to Directors may receive the number of the Company’s shares from the Trust in accordance with the Defined Number of Points as explained in (5) above after their resignation by undergoing the designated procedure to establish a beneficiary.

However, if the requirements stipulated in the Rules for Delivery of Shares to Directors are satisfied, the Director may receive, in respect of a certain portion of the points, a monetary amount equivalent to the market price of the Company’s shares in lieu of the provision of Company’s shares. Furthermore, in order to make the monetary provisions, the Trust may sell the Company’s shares.

If a Director, who has been granted points, commits certain illegal acts or inappropriate behavior, etc., that is likely to inflict losses on the Company during his or her term of office, the Director may not acquire part or all of his or her right to receive the shares, according to the decision of the Board of Directors following the report of the Remuneration and Nomination Committee.

The amount of the Remuneration, etc., to be received by Directors shall be based on the amount obtained by multiplying the total number of points granted to Directors by the book value per share of the Company's shares held by the Trust at the time of granting points (however, in the event of a share split, gratis allotment of shares, or consolidation of shares, etc., with respect to the Company's shares, reasonable adjustments shall be made in accordance with the ratio thereof, etc.). In addition, in cases where money is granted as an exception in accordance with the provisions of the Rules for Delivery of Shares to Directors, if it is found to be appropriate, the relevant amount shall be the amount obtained by adding this amount.

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(Remuneration, etc., of Initial Directors who are Audit and Supervisory Committee Members)

Article 3.	Notwithstanding the provisions of Article 30, the amount of the Remuneration, etc., for Audit and Supervisory Committee Members for the period from the date of establishment of the Company to the conclusion of the first annual general meeting of shareholders shall not exceed 110 million yen per year.

(Deletion of Supplementary Provisions)

Article 4.	These Supplementary Provisions shall be deleted at the conclusion of the first annual general meeting of shareholders of the Company.

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3. Summary of matters listed in each provision of Item 206 of the Ordinance for Enforcement of the Companies Act

(1) Adequacy of the provisions regarding the consideration for the transfer of shares

A. Number of shares issued and allotted

a. Share transfer ratio

Shareholders listed or recorded in the shareholder register of the Company as of the time immediately preceding the time when the Holding Company acquires all of the issued and outstanding shares of the Company through the Share Transfer will be allocated one (1) share of common stock in the Holding Company to be established per share of common stock held in the Company.

b. Number of shares per share unit

The Holding Company will adopt the trading unit system, and the number of shares per trading unit will be 100 shares.

c. Basis for calculating the share transfer ratio

In the Share Transfer, one (1) sole parent company will be established through a sole share transfer by the Company, and there will be no change between the composition of the shareholders of the Company at the time of the Share Transfer and the composition of the shareholders of the Holding Company. Accordingly, with the highest priority given on avoiding any disadvantage or confusion to shareholders, the Company has decided that that one (1) share of common stock in the Holding Company will be allocated per share of common stock in the Company held by shareholders.

d. Calculation results, calculation methods, and basis for calculation by third-party calculation institutions

For the reason stated in c. above, the share transfer ratio has not been calculated by a third party calculation agent.

e. Number of new shares to be delivered through the Share Transfer (scheduled)

Common stock: 19,226,516 shares (scheduled)

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However, if the total number of issued and outstanding shares of common stock in the Company changes prior to the effective date of the Share Transfer, the number of new shares of common stock in the Holding Company to be allocated described above will change. Furthermore, since the Company plans to cancel as many shares of treasury stock that it currently holds or newly acquires by the effective date of the Share Transfer as practicable, 83,920 shares of common stock held by the Company as treasury stock as of March 31, 2024 have been excluded from the above calculation for the number of new shares to be delivered.

B. Adequacy of the amount of capital and reserves

The amount of the Holding Company’s capital and reserves is determined within the scope of laws and regulations, and is deemed reasonable in light of the Holding Company’s purpose, size, and capital policy, etc.

(2)	Details of events occurring after the end of the Company’s last fiscal year that have a significant effect on the Company’s assets

Not applicable.

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4.	Candidates for Directors of the Holding Company (excluding members of the Audit and Supervisory Committee)

Candidates for Directors of the Holding Company (excluding members of the Audit and Supervisory Committee) are as follows.

Name (Date of birth)	Career summary, position and responsibility in the Company (significant concurrent positions outside the Company)		(1) Number of the Company’s shares held (2) Number of Holding Company’s shares to be allotted
Mitsuhiko Takahashi (June 1, 1961) Note 1 Note 4 Note 6	Apr. 1985	Joined the Company	(1) 4,050 shares (2) 4,050 shares
	Apr. 2014	Chief of Corporate Planning Office
	Oct. 2014	Executive Officer and Chief of Corporate Planning Office
	Apr. 2019	Managing Executive Officer and Chief of Corporate Planning Division
	Apr. 2020	Senior Managing Executive Officer and Chief of Corporate Planning Division
	June 2020	Director and Senior Managing Executive Officer, and Chief of Corporate Planning Division
	Apr. 2024	Director and Senior Managing Executive Officer, and Chief of Corporate Management Division (current position)

Reasons for nomination as candidate for Director:

Since his appointment as Director in June 2020, Mr. Takahashi has appropriately fulfilled his duties in the decision-making of important corporate matters and supervision of business execution of the Company. He has also played a leading role in formulating the medium- to long-term management vision announced in November 2023, and is leading its implementation. The Company believes that his excellent leadership and strong driving force, which he has developed through many years of experience as a manager, are essential for the Tobishima Group’s sustainable growth and further increase in corporate value. For these reasons, the Company has nominated him as a candidate for Director.

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Name (Date of birth)	Career summary, position and responsibility in the Company (significant concurrent positions outside the Company)		(1) Number of the Company’s shares held (2) Number of Holding Company’s shares to be allotted
Seiichi Okuyama (February 12, 1965) Note 1 Note 4 Note 6	Apr. 1987	Joined The Fuji Bank, Limited (current Mizuho Bank, Ltd.)	(1) 2,100 shares (2) 2,100 shares
	May. 2015	General Manager, Yaesuguchi Branch Department No. 2 of Mizuho Bank, Ltd.
	Apr. 2018	Executive Officer and General Manager, Tokyo-Chuo Branch Department No. 2 of Mizuho Bank, Ltd.
	May 2020	Advisor of the Company
	June 2020	Director and Executive Vice President (current position)

Reasons for nomination as candidate for Director:

Since his appointment as Director in June 2020, Mr. Okumura has appropriately fulfilled his duties in the decision-making of important corporate matters and supervision of business execution of the Company. The Company also believes that the management skills he has developed through his extensive experience at major financial institutions are indispensable for the Tobishima Group’s sustainable growth and further increase in corporate value. For these reasons, the Company has nominated him as a candidate for Director.

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Name (Date of birth)	Career summary, position and responsibility in the Company (significant concurrent positions outside the Company)		(1) Number of the Company’s shares held (2) Number of Holding Company’s shares to be allotted
Akitaka Saiki (October 10, 1952) Note 1 Note 2 Note 3 Note 4 Note 5 Note 6	Apr. 1976	Joined the Ministry of Foreign Affairs	(1) 0 shares (2) 0 shares
Held the positions of:
Director-General, Asian and Oceanian Affairs Bureau
Ambassador Extraordinary and Plenipotentiary of Japan to the Republic of India, concurrently to the Kingdom of Bhutan
Deputy Minister for Foreign Affairs
Vice-Minister for Foreign Affairs
	June 2016	Retired from the Ministry of Foreign Affairs
	June 2017	Outside Director, Member of the Board of Mitsubishi Corporation (retired in June 2023)
	June 2021	Outside Director of the Company (current position)

Reasons for nomination as candidate for Outside Director and the expected role:

Mr. Saiki has never been involved in the management of a company before except as an outside officer. However, since his appointment as Outside Director in June 2021, he has appropriately fulfilled his duties in providing advice to the Company’s corporate management and supervising business execution from an objective and professional perspective based on his broad insights, particularly into global affairs, gained through his experience of holding numerous positions with significant responsibilities at the Ministry of Foreign Affairs and serving as outside director of a major trading company. The Company expects that he will fulfill the same role and therefore has nominated him as a candidate for Outside Director based on the above.

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Name (Date of birth)	Career summary, position and responsibility in the Company (significant concurrent positions outside the Company)		(1) Number of the Company’s shares held (2) Number of Holding Company’s shares to be allotted
Takako Masai (March 8, 1965) Note 1 Note 2 Note 3 Note 4 Note 5	Oct. 2011	Head of Market Sales Division, Shinsei Bank, Ltd. (now SBI Shinsei Bank, Ltd.)	(1) 0 shares (2) 0 shares
	Apr. 2013	Executive Officer, Department Head, Markets Research Department, Markets Sub-Group of Shinsei Bank, Limited (current SBI Shinsei Bank, Limited)
	July 2015	Executive Officer, General Manager, Markets Research Division of Shinsei Bank, Limited (current SBI Shinsei Bank, Limited)
	June 2016	Member of the Policy Board of the Bank of Japan
	June 2021	Director of SBI Financial and Economic Research Institute Co., Ltd. (current position)
	July 2021	Outside Director of the Company (current position)
	July 2021	Advisory Board member of Sim Kee Boon Institute for Financial Economics (current position)
	July 2021	Outside Director of Mitsubishi Chemical Holdings Corporation (current Mitsubishi Chemical Group Corporation)
	Aug. 2021	Outside Director of BlackRock Japan Co., Ltd.
	Apr. 2022	Visiting Professor of Jissen Women’s University (current position)
	Mar. 2024	Director of Japan Professional Football League (current position)

Reasons for nomination as candidate for Outside Director and the expected role:

Since her appointment as Outside Director in June 2021, Ms. Masai has appropriately fulfilled her duties in providing advice to the Company’s corporate management and supervising business execution from an objective and professional perspective based on her broad insights, particularly into the financial landscape and diversity, gained through her experience of holding numerous positions with significant responsibilities at several foreign banks, domestic banks as well as the Bank of Japan. The Company expects that she will fulfill the same role and therefore has nominated her as a candidate for Outside Director based on the above.

Notes:

1.	There is no special interest between the candidates and the Company, and no special interest is expected to arise between the candidates and the Holding Company.

2.	Akitaka Saiki and Takako Masai are candidates for Outside Director.

3.	Akitaka Saiki and Takako Masai are currently Outside Directors of the Company, and the Company has submitted notification to Tokyo Stock Exchange that they have been appointed as Independent Officers as provided for by the aforementioned exchange. If a Holding Company is established and they are appointed as Directors, the Holding Company intends to submit notification to Tokyo Stock Exchange that they have been appointed as Independent Officers as provided for by the aforementioned exchange.

4.	The number of shares of the Company held by each director candidate is the number of shares as of the end of April, 2024, and the number of Holding Company shares to be allotted is based on the said shareholding status, taking into account the share transfer ratio for the Share Transfer. Therefore, the actual number of Holding Company shares to be allotted may vary depending on the shareholding status immediately prior to the date of the establishment of the Holding Company.

5.	If a Holding Company is established and Akitaka Saiki and Takako Masai are appointed as Directors, the Holding Company intends to enter into agreements with them, pursuant to the provisions of Article 427, Paragraph 1 of the Companies Act, to limit their liability for damages under Article 423, Paragraph 1 of the Companies Act if they have acted in good faith and without gross negligence in performing their duties. Pursuant to these agreements, the defined maximum amount of liability for damages, if they have acted in good faith and without gross negligence in performing their duties, is the minimum liability amount provided for by laws and regulations.

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6.	Upon the establishment of the Holding Company, the Holding Company intends to enter into a directors’ and officers’ liability insurance contract with an insurance company that will insure all of its Directors. The insurance contract will cover the legal damages and expenses that would be incurred by the insured, and the Holding Company will be responsible for all premiums for the insured.

7.	The registered name of Takako Masai is Takako Nishida.

5.	Candidates for Directors of the Holding Company who are members of the Audit and Supervisory Committee

The candidates for Directors of the Holding Company who are members of the Audit and Supervisory Committee are as follows.

Name (Date of birth)	Career summary, position and responsibility in the Company (significant concurrent positions outside the Company)		(1) Number of the Company’s shares held (2) Number of Holding Company’s shares to be allotted
Takuji Arao (August 8, 1959) Note 1 Note 4 Note 5 Note 6	Apr. 1983	Joined the Company	(1) 6,710 shares (2) 6,710 shares
	Aug. 2013	Head of the Metropolitan Building Branch Office of the Company
	Apr. 2014	Executive Officer and General Manager of Tokyo Metropolitan Area Building Construction Branch
	Apr. 2016	Managing Executive Officer and General Manager of Tokyo Metropolitan Area Building Construction Branch
	June 2019	Director and Managing Executive Officer, Chief of Building Construction Division
	Apr. 2020	Director and Senior Managing Executive Officer, Chief of Building Construction Division
	June. 2023	Representative Director and Senior Managing Executive Officer, Chief of Building Construction Division
	Apr. 2024	Representative Director and Senior Managing Executive Officer (current position)

Reasons for nomination as a Director candidate who is a member of the Audit and Supervisory Committee:

Since his appointment as a Director in June 2019 and as a Representative Director in June 2023, Mr. Arao has appropriately fulfilled his duties in the decision-making of important corporate matters and supervision of business execution of the Company. As the leader of the Audit and Supervisory Committee, including the outside Audit and Supervisory Committee members, the Company believes that the broad insight developed through his extensive management experience is sufficient to conduct the audit and supervision from an objective point of view independent of business operations. For these reasons, the Company has nominated him as a candidate for Director who is a member of the Audit and Supervisory Committee.

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Name (Date of birth)	Career summary, position and responsibility in the Company (significant concurrent positions outside the Company)		(1) Number of the Company’s shares held (2) Number of Holding Company’s shares to be allotted
Takashi Aihara (July 24, 1955) Note 1 Note 2 Note 3 Note 4 Note 5 Note 6	Apr. 1979	Joined Osaka Gas Co., Ltd.	(1) 2,900 shares (2) 2,900 shares
	Apr. 2014	President and Representative Director, Kinpai Co., Ltd.
	June 2016	Audit & Supervisory Board Member of Osaka Gas Housing & Equipment Co., Ltd.
	June 2018	Outside Director of the Company (current position)

Reasons for nomination as a candidate for Outside Director who is a member of the Audit and Supervisory Committee and the expected role:

Mr. Aihara has appropriately fulfilled his duties in providing advice and supervising business execution from an objective and professional perspective based on his broad knowledge and broad insights gained through his experience as an executive and Audit & Supervisory Board Member since his appointment as Outside Director in June 2018.The Company has nominated him as a candidate for Outside Director who is a member of the Audit and Supervisory Committee with the expectation that, as a member of the Audit and Supervisory Committee member, he will, in particular, utilize his experience as a Corporate Auditor to conduct audits and supervision from an objective standpoint independent of the conduct of business operations.

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Name (Date of birth)	Career summary, position and responsibility in the Company (significant concurrent positions outside the Company)		(1) Number of the Company’s shares held (2) Number of Holding Company’s shares to be allotted
Toshiya Natori (December 17, 1963) Note 1 Note 2 Note 3 Note 4 Note 5 Note 6	July 2006	Tokyo District Public Prosecutor (Criminal Affairs Division)	(1) 2,000 shares (2) 2,000 shares
	Dec. 2012	Director, Secretarial Division, Minister’s Secretariat of Ministry of Justice
	Jan. 2015	Prosecutor of Supreme Public Prosecutors Office
	Aug. 2016	Registered as an attorney at law (Daiichi Tokyo Bar Association), joined Oh-Ebashi LPC & Partners
	Mar. 2020	Joined ITN Partners (current position)
	June 2020	Outside Audit & Supervisory Board Member of the Company (current position)
	June 2021	Outside Director, Asante Incorporated (current position)
	June 2021	Outside Director, J Trust Co., Ltd． (current position)

Reasons for nomination as a candidate for Outside Director who is a member of the Audit and Supervisory Committee and the expected role:

Mr. Natori has extensive experience and broad knowledge as a prosecutor who represent the public interest as well as considerable knowledge of corporate legal affairs as a lawyer. Since his appointment as Outside Audit & Supervisory Board Member in June 2020, he has appropriately fulfilled his duties in strengthening the Company’s audit system based on his high level of professional expertise. The Company has nominated him as a candidate for Outside Director who is a member of the Audit and Supervisory Committee with the expectation that, as a member of the Audit and Supervisory Committee member, he will utilize his high level of expertise to conduct audits and supervision from an objective standpoint independent of the conduct of business operations.

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Name (Date of birth)	Career summary, position and responsibility in the Company (significant concurrent positions outside the Company)		(1) Number of the Company’s shares held (2) Number of Holding Company’s shares to be allotted
Aki Nakanishi (October 28, 1960) Note 1 Note 2 Note 3 Note 4 Note 5 Note 6 Note 7	Apr. 2007	Professor, School of Business Administration of Meiji University (current position)	(1) 2,000 shares (2) 2,000 shares
	Apr. 2015	Principal Researcher, Research Center for Science Systems of the Japan Society for the Promotion of Science
	Apr. 2015	Visiting Professor, The Graduate School for the Creation of New Photonics Industries
	Feb. 2020	Trustee of Meiji University (current position)
	June 2020	Outside Audit & Supervisory Board Member of the Company (current position)
	Apr. 2022	Visiting Professor of Institute of Information Security
	Apr. 2024	Dean, School of Business Administration of Meiji University (current position)

Reasons for nomination as a candidate for Outside Director who is a member of the Audit and Supervisory Committee and the expected role:

Ms. Nakanishi has broad wide-ranging insight as a professional of business administration studies as well as considerable knowledge of finance and accounting. She also has a high level of professional expertise in the information security field. Since her appointment as Outside Audit & Supervisory Board Member in June 2020, she has appropriately fulfilled her duties in strengthening the Company’s audit system based on her high level of professional expertise. The Company has nominated her as a candidate for Outside Director who is a member of the Audit and Supervisory Committee with the expectation that, as a member of the Audit and Supervisory Committee member, she will utilize her high level of expertise to conduct audits and supervision from an objective standpoint independent of the conduct of business operations.

Notes:

1.	There is no special interest between the candidates and the Company, and no special interest is expected to arise between the candidates and the Holding Company.

2.	Takashi Aihara, Toshiya Natori and Aki Nakanishi are candidates for Outside Directors.

3.	Takashi Aihara is currently Outside Director and Toshiya Natori and Aki Nakanishi are currently Outside Audit & Supervisory Board Members of the Company. The Company has submitted notification to Tokyo Stock Exchange that they have been appointed as Independent Officers as provided for by the aforementioned exchange. If a Holding Company is established and they are appointed as Directors, the Holding Company intends to submit notification to Tokyo Stock Exchange that they have been appointed as Independent Officers as provided for by the aforementioned exchange.

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4.	The number of shares of the Company held by each candidate for Director who is a member of the Audit and Supervisory Committee is the number of shares as of the end of April, 2024, and the number of Holding Company shares to be allotted is based on the said shareholding status, taking into account the share transfer ratio for the Share Transfer. Therefore, the actual number of Holding Company shares to be allotted may vary depending on the shareholding status immediately prior to the date of the establishment of the Holding Company.

5.	If a Holding Company is established and Director candidates who are members of the Audit and Supervisory Committee assume the positions of Directors, the Holding Company intends to enter into agreements with each candidate, pursuant to the provisions of Article 427, Paragraph 1 of the Companies Act, to limit their liability for damages under Article 423, Paragraph 1 of the Companies Act if they have acted in good faith and without gross negligence in the performance of their duties. Pursuant to these agreements, the defined maximum amount of liability for damages, if they have acted in good faith and without gross negligence in performing their duties, is the minimum liability amount provided for by laws and regulations.

6.	Upon the establishment of the Holding Company, the Holding Company intends to enter into a directors and officers liability insurance contract with an insurance company that will insure all of its Directors. The insurance contract will cover the legal damages and expenses that would be incurred by the insured, and the Holding Company will be responsible for all premiums for the insured.

7.	The registered name of Aki Nakanishi is Aki Mizukoshi.

6.	Matters concerning a legal entity to assume the Holding Company’s Accounting Auditor

A legal entity to assume the Holding Company’s Accounting Auditor is as follows.

Name Note 1	Deloitte Touche Tohmatsu LLC
Address of the principal office	3-2-3 Marunouchi, Chiyoda-ku, Tokyo Marunouchi Nijubashi Building
Company History	May 1968	Established Tohmatsu and Aoki Audit Corporation
	May 1975	Joined Touche Ross International (TRI) (now Deloitte Touche Tohmatsu Limited (DTTL))
	Feb. 1990	Name changed to Deloitte Touche Tohmatsu LLC
	July 2009	The name was changed to Deloitte Touche Tohmatsu LLC as part of the conversion to a limited liability company.

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Audited companies Note 2	3,162
Capital Note 3	1,173 million yen
Members Note 4	Partners (Certified Public Accountants)		480
	Specified Partners		61
	Associates	Certified Public Accountants	2,514
		Persons who have passed the Certified Public Accountant examination, etc.	1,236
		(including accounting assistants)
		Other professionals	3,610
		Clerical staff	89

	Total		7,990

Notes:

1.	The reason for selecting Tohmatsu LLC as a candidate for Accounting Auditor is that the Company found it to be a suitable candidate after fully considering Tohmatsu LLC’s size, experience and other capabilities, as well as its independence and internal management system.

2.	The information provided is as of the end of May 2023.

3.	Information provided is as of the end of February 2024.

4.	Information provided is as of the end of February 2024.

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Business Report (From April 1, 2023 through March 31, 2024)

I. Matters Concerning Current Status of the Group

1	Business trends and results

(1)	Consolidated financial results for the fiscal year under review

During the fiscal year under review, the Japanese economy showed positive signs such as the prolonged impact of COVID-19 subsiding, socioeconomic activities continuing to be further normalized, and the Nikkei Stock Average exceeding its pre-bubble high. However, the economic recovery stalled due to factors such as the protracted situation in Ukraine and the Middle East, concerns about the future of the Chinese economy, and the ongoing depreciation of the yen. In the domestic construction market, construction investment remained relatively strong and increased compared to the previous fiscal year, despite continued price hikes for labor and materials and equipment.

Under these circumstances, for the fiscal year under review, net sales were ¥132.0 billion (up 4.8% year on year), operating profit was ¥5.2 billion (up 26.7% year on year), ordinary profit was ¥4.7 billion (up 29.9% year on year), and current net income attributable to shareholders of parent company was ¥3.4 billion (up 12.0% year on year).

Net sales	Operating profit

¥ 132.0 billion	¥ 5.2 billion
Up 4.8 % year on year	Up 26.7 % year on year

Ordinary profit	Current net income attributable to shareholders of parent company

¥ 4.7 billion	¥ 3.4 billion
Up 29.9 % year on year	Up 12.0 % year on year

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The status of operating results by operating segment is as follows.

Civil Engineering and Construction Business

Mainly due to successful progress of construction works, net sales were ¥68.0 billion (up 3.7% year on year) and segment profit was ¥5.4 billion (up 10.5% year on year). Orders received were ¥59.2 billion (down 0.6% year on year).

Major project orders received and completed projects were as follows.

Examples of major project orders received

Client	Project name
Tokyo Urban Planning and Development Corporation	The maintenance work of Kitano Pumping Station in the fiscal year 2023
East Nippon Expressway Company Limited	The replacement work of Isawa River Bridge decks on Tohoku Expressway
Japan Railway Construction, Transport and Technology Agency	Hokkaido Shinkansen, Shin-Yakumo (provisional name) Station elevated bridge

Examples of major completed projects

Client	Project name
Yachiyo City	The improvement (civil engineering and construction) work of Murakami Water Facilities
Hyogo Prefecture	Prefectural Shootingrange (provisional name) maintenance project and site preparation/maintenance work

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Building Construction Business

Mainly due to successful progress of construction works, net sales were ¥53.1 billion (up 2.6% year on year) and segment profit was ¥2.6 billion (up 87.6% year on year). Orders received were ¥59.7 billion (up 22.2% year on year).

Major project orders received and completed projects were as follows.

Examples of major project orders received

Client	Project name
Chuo-Nittochi Co., Ltd.	The reconstruction work of Kojimachi Kyodo Building (provisional name)
Tokushima City	The new construction work of Tokushima City Crisis Management Center (provisional name)
Health Department, Government of Sindh, Pakistan	The Project for the Extension of Maternal and Child Health Care Facilities in Sindh

Examples of major completed projects

Client	Project name
Aki City	The construction work of Aki City new government office
TOBISHIMA BRUNEI SDN.BHD.	The new construction of building for the Brunei Darussalam Central Bank

Development Business, Etc.

Net sales of the Development Business, Etc. were ¥10.8 billion (up 27.3% year on year) and segment profit was ¥0.6 billion (up 31.7% year on year).

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(2)	Non-consolidated orders received, net sales and balance brought forward

Non-consolidated orders received, net sales and balance brought forward were as follows.

(Unit: Millions of yen)

Category		Balance brought forward	Orders received for FY2023	Net sales for FY2023	Balance carried forward
Construction Business	Civil Engineering	136,564	54,727	64,180	127,111
	Building Construction	65,612	55,405	50,376	70,641
	Total	202,177	110,132	114,557	197,752
Development Business, Etc.		–	1,223	1,223
Total		202,177	111,355	115,780	197,752

2.	Changes in the state of financial position and income and loss (Unit: Millions of yen unless otherwise specified)

Category	FY2020 (78th business year)	FY2021 (79th business year)	FY2022 (80th business year)	FY2023 (81st business year) (Fiscal year under review)
Net sales	117,295	117,665	125,941	132,049
Ordinary profit	3,673	4,212	3,677	4,775
Current net income attributable to shareholders of parent company	2,451	3,219	3,038	3,403
Basic earnings per share	128.15yen	168.30yen	158.81yen	177.86yen
Total assets	121,598	114,632	128,055	150,869
Net assets	41,586	43,872	45,730	48,803

■ Net sales	(Unit: millions of yen)	■ Ordinary profit	(Unit: millions of yen)	■ Current net income attributable to shareholders of parent company (Unit: millions of yen)

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3.	Issues to be addressed

In the construction industry, the contraction of construction investment and the decline and aging of the workforce are inevitable against the backdrop of declining birthrates and an aging society. These are ongoing challenges for the industry to be addressed.

In addition, society requires corporations to strengthen corporate governance and contribute to the realization of a sustainable society, including decarbonization.

In order for the Group to continue to grow, it needs to make continuous changes to become an “indispensable company” required by society, and it also needs to expand its business domain to respond quickly and flexibly to diversifying social issues.

Under these circumstances, the Company has formulated a medium- to long-term management vision consisting of “Brand Narrative,” “Values,” and “Goals” in order to achieve sustainable growth and enhance the corporate value of the Group.

By sharing with all stakeholders the future goals of the Group and its action guidelines as its “Brand Narrative” and “Values,” and by clarifying the direction of the Group’s strategies to achieve those goals as our “Goals,” the Company aims to evolve from “a construction company that builds and protects infrastructure through its construction technology” to “a construction company that creates and nurtures the construction industry through innovation.”

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ブランド・ストーリー	Brand Narrative	目指すべき姿	Goals

Constructionに、Innovationを。 未来のConstructionをつくるプラットフォーム・カンパニー	Bringing Innovation to Construction A platform company shaping the future of construction	収益基盤の拡充	Strengthening earnings foundations

3つの「バリュー」	Our Three Core Values	持続的成長の実現	Achieving sustainable growth

未来のConstructionを「創造」	Shaping the future of construction	ガバナンスの強化	Enhancing governance

多様なパートナーと「共創」	Cocreation with diverse partners	安定的な株主還元	Stable returns to shareholders

これからの地球環境や地域社会と「共生」	Coexistence with our planet and communities into the future

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4.	Status of principal subsidiaries (as of March 31, 2024)

Company name	Capital	Percentage ownership interest	Main business
E&CS Co. Ltd.	90 million yen	100.0%	Seismic reinforcement design and manufacturing/selling materials for seismic reinforcement
Sugita Construction Corporation	40 million yen	100.0%	General construction business
TEQUANAUTS CO., LTD.	50 million yen	100.0%	Underwater operation business, water quality conservation business
FOR YOU, INC.	50 million yen	100.0%	Real estate sale, renting, intermediation, mediation, and management
Axisware, Inc.	30 million yen	100.0%	IT system development and maintenance

(Notes)	1. The number of our consolidated subsidiaries is nine, including the five principal subsidiaries listed above.

2. TEQUANAUTS CO., LTD., a consolidated subsidiary of the Company merged Japan Lake and Canal Co., Ltd., a consolidated subsidiary of the Company on March 8, 2024.

5.	Main business (as of March 31, 2024)

The Company has been licensed by the Minister of Land, Infrastructure, Transport and Tourism as a special construction business operator ((Toku-4) No. 1400) pursuant to the Construction Business Act and engaged in civil engineering and building businesses and other businesses related thereto. In addition, the Company has also been licensed by the Minister of Land, Infrastructure, Transport and Tourism as a real estate broker ((14) No. 1462) pursuant to the Real Estate Brokerage Act and engaged in real estate related business.

6.	Main offices, etc. (as of March 31, 2024)

Headquarters	1-8-15, Konan, Minato-ku, Tokyo
Branch office	Tohoku Branch (Miyagi), Tokyo Metropolitan Area Branch Office, International Branch (Tokyo), Nagoya Branch Office, Osaka Branch, Kyushu Branch (Fukuoka)
Overseas business office	Brunei, Pakistan, Myanmar
Other	Research Institute of Technology (Chiba)

(Note)	Tokyo Metropolitan Area Branch Office and International Branch (Tokyo) were abolished on April 1, 2024, and their functions were transferred to and absorbed by the Sales Department.

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7.	Status of employees (as of March 31, 2024)

(1)	Status of employees of the Group

Number of employees	Increase or decrease from the end of the previous fiscal year	Average age	Average years of service
1,425	No increase or decrease	44.1 years old	16.4 years

(2)	Status of employees of the Company

Number of employees	Increase or decrease from the end of the previous fiscal year	Average age	Average years of service
1,122	-25	44.8 years old	18.6 years

8.	Status of capital expenditures and financing

(1)	Status of capital expenditures

No particular material capital expenditures were made during the fiscal year under review.

(2)	Status of financing

The Company has entered into a term loan agreement (¥10 billion) and a revolving line of credit agreement (¥15 billion) with financial institutions for the purpose of stable and flexible procurement of operating funds.

9.	Principal lenders (as of March 31, 2024)

Lender	Amount of loan
Mizuho Bank, Ltd.	10,000 million yen
Aozora Bank, Ltd.	3,861 million yen
Resona Bank, Limited	3,270 million yen
The Hokuriku Bank, Ltd.	2,717 million yen

[Reference]

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[Policy on cross-shareholdings]

The Company has a policy to hold shares of other companies only when it determines that holding such shares will contribute to the increase of corporate value over a medium- to long-term through maintenance and strengthening of business relationships.

The Company also has a policy to comprehensively examine economic rationality and future prospects, etc. of holding each cross-shareholding, including whether the benefit and risk of holding it are appropriate for capital cost and to confirm them at a meeting of the Board of Directors once a year. The Company has a policy to sell or reduce the number of shares that are determined to have no meaning of holding as a result of the examination.

For the fiscal year under review, the Board of Directors determined to continue to hold 11 cross-shareholdings.

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II. Matters Concerning Shares

1.	Total number of authorized shares, total number of outstanding shares, and number of shareholders (as of March 31, 2024)

	Total number of authorized shares	Total number of outstanding shares	Number of shareholders
Common shares	40,000,000 shares	19,310,436 shares	28,836 shareholders

(Note)	The total number of outstanding shares includes 83,920 shares of treasury shares.

2.	Major shareholders (as of March 31, 2024)

Shareholder	Number of shareholding (1,000 shares)	Ratio of shareholding (%)
The Master Trust Bank of Japan, Ltd. (Trust Account)	2,474	12.9
Custody Bank of Japan, Ltd. (Trust Account)	1,290	6.7
Tobishima Kyoei-kai (Employees’ Shareholding Association)	1,206	6.3
TOBISHIMA CORPORATION Jishakabu-Toshi-kai (Treasury Share Investment Association)	463	2.4
RE FUND 107-CLIENT AC	313	1.6
DFA INTL SMALL CAP VALUE PORTFOLIO	296	1.5
BNP PARIBAS NEW YORK BRANCH －PRIME BROKERAGE SEGREGATION ACCOUNT	263	1.4
Ueda Yagi Tanshi Co., Ltd.	226	1.2
BBH LUX ／BROWN BROTHERS HARRIMAN（LUXEMBOURG）SCA CUSTODIAN FOR SMD－ AM FUNDS－DSBI JAPAN EQUITY	199	1.0
BNYM SA/NV FOR BNYM FOR BNYM GCM CLIENT ACCTS M ILM FE	164	0.9

(Note)	Shareholding ratio was calculated after deducting the number of treasury shares (83 thousand shares). The number of treasury shares does not include the number of shares held by the trust account of the Board Benefit Trust (BBT), the performance-linked share-based remuneration plan (87 thousand shares).

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3.	Stock provided to Officers as remuneration for duties performed during the fiscal year under review

Category	Number of shares	Number of recipients
Directors ( excluding outside directors)	9,100 shares	1

(Notes) 1. The details of the Company’s equity compensation are as specified in “III. Matters Concerning Officers, 2. Amounts of remuneration, etc., paid to directors and Audit & Supervisory Board members.”

 2. The above figures represent shares provided to retired officers of the Company.

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III. Matters Concerning Officers

1.	Names of directors and Audit & Supervisory Board members (as of March 31, 2024)

Position	Name	Responsibility and important concurrent duties
President, Representative Director and Chief Executive Officer	Masahiro Norikyo
Representative Director and Senior Managing Executive Officer	Takuji Arao	Chief of Building Construction Division, and in charge of quality
Director and Executive Vice President	Seiichi Okuyama	In charge of private sector
Director and Senior Managing Executive Officer	Mitsuhiko Takahashi	Chief of Corporate Planning Division
Director and Managing Executive Officer	Shiro Takeki	Chief of Civil Engineering Division
Director	Takashi Aihara
Director	Akitaka Saiki
Director	Takako Masai	Director, SBI Financial and Economic Research Institute Director, Japan Professional Football League
Standing Audit & Supervisory Board Member	Hiroshi Ito
Standing Audit & Supervisory Board Member	Kiyoshi Usui
Audit & Supervisory Board Member	Toshiya Natori	Attorney, ITN Partners Outside Director, Asante Incorporated Outside Director, J Trust Co.,Ltd．
Audit & Supervisory Board Member	Aki Nakanishi	Professor, Faculty of Business Administration, Meiji University Trustee, Meiji University (incorporated educational institution)

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(Notes)	1. Directors Takashi Aihara, Akitaka Saiki, and Takako Masai are outside directors.

2.	Audit & Supervisory Board Members Toshiya Natori and Aki Nakanishi are outside Audit & Supervisory Board members.

3.	Standing Audit & Supervisory Board Members Hiroshi Ito and Kiyoshi Usui have many years of experience in the Company’s management and administration, accounting business, and considerable knowledge of finance and accounting.

4.	The Company has submitted notification to Tokyo Stock Exchange, Inc. that Directors Takashi Aihara, Akitaka Saiki and Takako Masai and Audit & Supervisory Board Members Toshiya Natori and Aki Nakanishi have been appointed as Independent Officers as provided for by the aforementioned exchange.

5.	No directors and Audit & Supervisory Board members resigned during the fiscal year under review.

2.	Amounts of remuneration, etc., paid to directors and Audit & Supervisory Board members

(1)	Total amount of remuneration, etc., paid to directors and Audit & Supervisory Board members

The amount of remuneration, etc., paid to directors and Audit & Supervisory Board members is as follows.

Director categories	Total of remuneration, etc.	Total of remuneration, etc., in different categories		Number of directors concerned
		Basic remuneration	Performance- linked share-based remuneration
Directors (Outside directors)	¥169 million (¥14 million)	¥146 million (¥14 million)	¥22 million –	9 (3)
Audit & Supervisory Board members (Outside Audit & Supervisory Board members)	¥40 million (¥9 million)	¥40 million (¥9 million)	– –	5 (2)

(Notes)	1. The above figures include pay for a director and an Audit & Supervisory Board member who resigned at the end of the 80th Annual General Meeting of Shareholders held June 29, 2023.

2.	The total amount of performance-linked share-based remuneration is the amount of provision for the fiscal year based on the performance-linked share-based remuneration plan (BBT: Board Benefit Trust) introduced at a resolution of the 76th Annual General Meeting of Shareholders.

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(2)	Matters concerning performance-linked share-based remuneration, etc. and the content of non-monetary remuneration, etc.

The Company has introduced a performance-linked share-based remuneration plan, or BBT (“Board Benefit Trust"), for directors (excluding outside directors) (the “Plan”). The Plan further clarifies the link between remuneration of directors, the Company's performance and prices of the Company's shares for the purpose of heightening awareness about the improvement in medium- to long-term business performance and contribution to increased corporate value from such performance by sharing not only the benefits of rising stock prices between directors and the shareholders but also the risk of falling stock prices.

The Plan is a performance-linked share-based remuneration plan in which a trust created under the Plan (the trust established pursuant to the Plan is hereinafter referred to as the “Trust”) will acquire the Company’s shares using money contributed by the Company as the source of funds and directors are provided with the Company’s shares and cash equivalent to the market value of the Company’ shares (the “the Company’s Shares, Etc.”) through the Trust in accordance with the rules for performance-linked share-based remuneration established by the Company. As a general rule, directors shall be entitled to receive the Company’s Shares, Etc. at the time of retirement.

As the amount of the Company’s Shares, Etc. provided under the plan specifically reflects the Company’s business performance for the relevant fiscal year, it is determined based on the achievement of certain level of consolidated net sales, consolidated operating profit, and profit attributable to shareholders of parent company , which serve as indicators, taking into consideration the status of business execution by each director, the status of dividend payment, the level of bonuses for employees, etc. The achievement of those indicators for the fiscal year under review is as specified in “I. Matters Concerning Current Status of the Group, 1. Business trends and results and 2. Changes in the state of financial position and income and loss” of the Business Report.

(3)	Matters concerning resolution of the Board of Directors on remuneration, etc., for directors and Audit & Supervisory Board members

The amount of basic remuneration for directors of the Company was determined to be within ¥260 million per year (of which ¥20 million per year was for outside directors) at the resolution of the 76th Annual General Meeting of Shareholders held on June 27, 2019. The number of directors at the conclusion of such annual general meeting of shareholders was eight (of which two were outside directors). In addition to the basic remuneration, for remuneration, etc., under the Plan, the maximum amount to be contributed to the Trust was determined to be ¥120 million for every three fiscal years in total at the resolution of the 76th Annual General Meeting of Shareholders held on June 27, 2019, and the maximum number of shares of the Company to be acquired by the Trust was determined to be 120,000 shares every three fiscal years in total and the maximum number of points granted to directors to be 40,000 points per fiscal year, respectively, at the resolution of the 78th Annual General Meeting of Shareholders held on June 29, 2021. The number of directors (excluding outside directors) at the conclusion of both of the annual general meetings of shareholders was six.

The amount of basic remuneration for Audit & Supervisory Board members was determined to be within ¥84 million per year at the resolution of the 46th Annual General Meeting of Shareholders held on June 29, 1989. The number of Audit & Supervisory Board members at the conclusion of such annual general meeting of shareholders was four.

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(4)	Policy on determination of the content of remuneration, etc., for individual directors

The Company has adopted a remuneration system for directors of the Company that fully functions as incentive for continuous enhancement of corporate value, and a basic policy to keep an appropriate level of remuneration based on duties of each director in determining remuneration for individual directors. Specifically, remuneration for inside directors consists of (i) basic remuneration that is monthly fixed remuneration determined based on points granted to them based on their position and responsibility and by comprehensively taking into consideration the level of salary of employees and other factors and (ii) performance-linked share-based remuneration. Remuneration for outside directors consists only of basic remuneration because the Company considers that performance-based remuneration is not appropriate for them.

The total amount of remuneration for directors is determined at a meeting of the Board of Directors through consultation at the Remuneration and Nomination Committee in which outside directors also participate, within the total amount determined by the general meeting of shareholders. The amount of remuneration for individual directors is determined by the president and representative director who is delegated by the Board of Directors based on a resolution of the Board of Directors.

The determination policy specified above was adopted by resolution of the Board of Directors (written resolution) on February 24, 2021 through consultation at the Remuneration and Nomination Committee.

In determining the content of remuneration, etc., for individual directors, the Board of Directors generally respects a report from the Remuneration and Nomination Committee and believes it is in line with the determination policy because the committee examines the consistency of the original proposal and the determination policy from various perspectives.

(5)	Remuneration for Audit & Supervisory Board members

Remuneration for Audit & Supervisory Board members consists only of basic remuneration because the Company considers that performance-based remuneration is not appropriate for them. The amount of remuneration for them is determined through consultation of Audit & Supervisory Board members within the total amount determined by the general meeting of shareholders.

(6)	Matters concerning delegation of determination of remuneration, etc., for individual directors

Determination of the amount of remuneration for individual directors is delegated to President and Representative Director Masahiro Norikyo. The Board of Directors adopted a resolution (written resolution) on February 24, 2021 that President and Representative Director Masahiro Norikyo determine the amount of remuneration for individual directors within the total amount determined by the Board of Directors through consultation of the Remuneration and Nomination Committee in accordance with the content of a report (including the ratio by type of remuneration) of the committee.

The reason for delegation of this authority is that the president and representative director is the most appropriate person to evaluate execution of duties by each director while overviewing business performance of the Company as a whole.

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3.	Matters concerning outside officers

(1)	Important concurrent duties and relationship with the Company

Category	Name	Important concurrent duties	Relationship with the Company
Director	Takako Masai	Director and Chairperson, SBI Financial and Economic Research Institute Director, Japan Professional Football League	There is no special relationship with the Company.
Audit & Supervisory Board Member	Toshiya Natori	Attorney, ITN Partners Outside Director, Asante Incorporated Outside Director, J Trust Co.,Ltd．	There is no special relationship with the Company.
Audit & Supervisory Board Member	Aki Nakanishi	Professor, Faculty of Business Administration, Meiji University Trustee, Meiji University (incorporated educational institution)	There is no special relationship with the Company.

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(2)	Status of main activities for the fiscal year under review

Category	Name	Attendance at meetings of the Board of Directors/Audit & Supervisory Board, verbal input and other contributions at the meetings
Director	Takashi Aihara	He attended nine out of the 10 meetings of the Board of Directors held during the fiscal year under review. He actively provided advice and opinions specifically regarding the status of internal dissemination of management policies and the progress of the structural reform from an objective perspective based on his extensive experience and broad insights as an executive and Audit & Supervisory Board member. He also appropriately fulfilled his duties as expected by actively providing opinions at the three meetings of the Remuneration and Nomination Committee held during the fiscal year under review. In addition, he attended the meetings of outside officers to exchange opinions and site tours held in June and November 2023, at which he provided advice to improve the effectiveness of the Board of Directors as well as learning more about the Company’s business.
Director	Akitaka Saiki	He attended all the 10 meetings of the Board of Directors held during the fiscal year under review. He actively provided advice and opinions specifically regarding the importance of collection, analysis and evaluation of information on overseas situations from an objective and professional perspective based on his extensive knowledge and broad insights gained through his experience of serving in significant positions at the Ministry of Foreign Affairs and as outside director of a major trading company. He also provided advice on issues related to the Company’s overseas business, as necessary. He also appropriately fulfilled his duties as expected by actively providing opinions at the three meetings of the Remuneration and Nomination Committee held during the fiscal year under review. In addition, he attended the meetings of outside officers to exchange opinions and site tours held in June and November 2023, at which he provided advice to improve the effectiveness of the Board of Directors as well as learning more about the Company’s business.

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Category	Name	Attendance at meetings of the Board of Directors/Audit & Supervisory Board, verbal input and other contributions at the meetings
Director	Takako Masai	She attended all the 10 meetings of the Board of Directors held during the fiscal year under review. She actively provided advice and opinions specifically regarding IR activities and the financial field from an objective and professional perspective based on her broad knowledge and insights gained through her experience of serving in significant positions at several foreign banks, Japanese banks, and the Bank of Japan. She also provided advice, as necessary, on the Company’s efforts toward matters such as promotion of women to management positions and diversity. She also appropriately fulfilled his duties as expected by actively providing opinions at the three meetings of the Remuneration and Nomination Committee held during the fiscal year under review. In addition, she attended the meetings of outside officers to exchange opinions and site tours held in June and November 2023, at which she provided advice to improve the effectiveness of the Board of Directors as well as learning more about the Company’s business.
Audit & Supervisory Board Member	Toshiya Natori	He attended all the 10 meetings of the Board of Directors held during the fiscal year under review. He actively provided advice and opinions specifically regarding the importance of fraud prevention measures and information security measures from a professional perspective as a lawyer and former prosecutor. He also provided advice based on past legal precedents. He also attended all the 11 meetings of the Audit & Supervisory Board held during the fiscal year under review and appropriately fulfilled his duties as expected by exchanging opinions on the audit results and discussing matters related to audit. In addition, he attended the meeting of outside officers to exchange opinions and site tour held in November 2023, at which he provided advice to improve the effectiveness of the Board of Directors as well as learning more about the Company’s business.
Audit & Supervisory Board Member	Aki Nakanishi	She attended all the 10 meetings of the Board of Directors held during the fiscal year under review. She actively provided advice and opinions specifically regarding the status of progress of DX and the importance of information security measures, etc. from a professional perspective of theory of business administration and in the telecommunication and information fields. She also provided advice on a policy on development of young employees. She also attended all the 11 meetings of the Audit & Supervisory Board held during the fiscal year under review and appropriately fulfilled her duties as expected by exchanging opinions on the audit results and discussing matters related to audit. In addition, she attended the meetings of outside officers to exchange opinions and site tours held in June and November 2023, at which she provided advice to improve the effectiveness of the Board of Directors as well as learning more about the Company’s business.

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(3)	Outline of limited liability agreement

The Company and each outside director and each outside Audit & Supervisory Board member have entered into an agreement to limit his/her liability for damages under Article 423, Paragraph 1 of the Companies Act in accordance with the Articles of Incorporation of the Company and Article 427, Paragraph 1 of the Companies Act.

The amount of liability for damages under such agreement is up to the minimum amount of liability as prescribed in laws and regulations as long as the outside director or the outside Audit & Supervisory Board member has performed his/her duties in good faith and without gross negligence.

4.	Outline of directors’ and officers’ liability insurance contract

The Company has entered into a directors’ and officers’ liability insurance contract set forth in Article 430-3, Paragraph 1 of the Companies Act with an insurance company. The insured parties of the insurance policy are all directors, executive officers and Audit & Supervisory Board members of the Company and its subsidiaries, and the Company bears all insurance premiums for all the insured parties. The insurance contract is intended to cover legal damages and court costs to be borne by the insured due to their acts. However, there are certain exclusions, such as no coverage for liability arising from illegal actions taken by the insured in order to ensure the appropriateness of execution of duties by the insured.

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IV. Status of Accounting Auditor

1.	Name of accounting auditor

Deloitte Touche Tohmatsu LLC

2.	Amount of remuneration, etc., to accounting auditor for the fiscal year under review

Details	Amount of compensation
(1) Amount of remuneration, etc., paid by the Company to the accounting auditor for the services of the accounting auditor	¥75 million
(2) Total amount of money and other financial benefits paid by the Company and its subsidiaries to the accounting auditor	¥75 million

(Notes)	1.	In the audit contract between the Company and its accounting auditor, as no distinction is made, or can substantially be made, between the amounts paid for audit as accounting auditors’ remuneration pursuant to the Companies Act and those pursuant to the Financial Instruments and Exchange Act, the amount specified in (1) above presents the total of such amounts.

2.	As a result of conducting the necessary verification on the contents of the audit plan of the accounting auditor, the status of the performance of its duties, and the appropriateness of the calculation basis of its estimated remuneration, the Audit & Supervisory Board agreed to the amount of remuneration to the Accounting Auditors

3.	Policy regarding decisions on the dismissal or non-reappointment of accounting auditor

If the accounting auditor falls under any of the following items, the Audit & Supervisory Board shall discuss whether to dismiss the accounting auditor:

・	Having breached any of its duties or failed to perform its duties

・	Having taken inappropriate acts as the accounting auditor

・	Other events equivalent to the above

In addition to the above, the Audit & Supervisory Board shall examine whether not to reappoint the accounting auditor, as necessary, taking into consideration the actual status of the accounting audit and the accounting auditor.

Note)	Fractions of the amounts and number of shares included in the Business Report are rounded off. The amounts do not include the amounts equivalent to consumption tax, etc.

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Consolidated Financial Statements

Consolidated Balance Sheets (As of March 31,2024)
Assets
Current assets	121,237
Cash and deposits	24,074
Notes receivable, accounts receivable from completed construction contracts and other	76,324
Real estate for sale	615
Costs on construction contracts in progress	1,589
Costs on development business and other in progress	8,805
Other	9,827

Non-current assets	29,631
Property, plant and equipment	(18,294)
Buildings and structures	9,423
Machinery, vehicles, tools, furniture and fixtures	1,006
Land	7,621
Leased assets	60
Construction in progress	181

Intangible assets	(1,465)

Investments and other assets	(9,871)
Investment securities	4,762
Retirement benefit asset	3,382
Other	1,927
Allowance for doubtful accounts	△200
Total assets	150,869

(Amounts of less than one million yen are rounded down.)

Liabilities
Current liabilities	83,838
Notes payable, accounts payable for construction contracts and other	28,592
Short-term borrowings	18,359
Advances received on construction contracts in progress	8,476
Deposits received	25,097
Provision for warranties for completed construction	208
Provision for loss on construction contracts	191
Other	2,911

Non-current liabilities	18,228
Long-term borrowings	16,487
Provision for share awards for directors (and other officers)	67
Provision for retirement benefits for directors (and other officers)	194
Retirement benefit liability	57
Other	1,420

Total liabilities	102,066
Net assets
Shareholders, equity	47,135
Share capital	(5,519)
Capital surplus	(6,235)
Retained earnings	(35,948)
Treasury shares	(△567)

Total accumulated other comprehensive income	1,651
Valuation difference on available-for-sale securities	(976)
Foreign currency translation adjustment	(28)
Remeasurements of defined benefit plans	(646)

Non-controlling interests	15

Total net assets	48,803
Total liabilities and net assets	150,869

75

Consolidated Statements of Income (From April 1, 2023 to March 31,2024) (Amounts of less than one million yen are rounded down.)
Net sales
Net sales of completed construction contracts	121,218
Net sales in development business and other	10,830	132,049
Cost of sales
Cost of sales of completed construction contracts	108,003
Cost of sales in development business and other	9,006	117,010
Gross profit
Gross profit on completed construction contracts	13,214
Gross profit on development business and other	1,824	15,039
Selling, general and administrative expenses		9,786
Operating profit		5,252
Non-operating income
Interest income and dividend income	41
Foreign exchange gains	122
Other	41	204
Non-operating expenses
Interest expenses	288
Share of loss of entities accounted for using equity method	120
Commission for syndicated loans	156
Other	116	681
Ordinary profit		4,775
Extraordinary income
Gain on sale of non-current assets	215
Other	10	226
Extraordinary losses
Loss on sale of non-current assets	20
Loss on valuation of investment securities	16
Other	0	37
Profit before income taxes		4,964
Income taxes, municipal taxes, and business taxes	1,128
Income taxes adjustments	430	1,559
Profit		3,404
Current net income (loss) attributable to non-controlling interests		0
Current net income attributable to shareholders of parent company		3,403

76

Financial Statements

Non-consolidated Balance Sheets (As of March 31,2024)
Assets
Current assets	104,987
Cash and deposits	19,666
Electronically recorded monetary claims	258
Accounts receivable from completed construction contracts	73,407
Securities	6
Costs on construction contracts in progress	1,347
Other	10,300

Non-current assets	28,174
Property, plant and equipment	(14,432)
Buildings and structures	7,720
Machinery and vehicles	513
Tools, furniture and fixtures	138
Land	6,039
Leased assets	20

Intangible assets	(960)

Investments and other assets	(12,781)
Investment securities	4,440
Shares of subsidiaries and associates	4,423
Long-term loans receivable	166
Bankruptcy reorganization claims	0
Long-term prepaid expenses	129
Other	3,822
Allowance for doubtful accounts	△200
Total assets	133,161

(Amounts of less than one million yen are rounded down.)
Liabilities
Current liabilities	76,113
Notes payable	243
Electronically recorded obligations	6,418
Accounts payable for construction contracts	18,722
Short-term borrowings	15,203
Income taxes payable	563
Advances received on construction contracts in progress	7,949
Deposits received	25,061
Provision for warranties for completed construction	209
Provision for loss on construction contracts	191
Other	1,551

Non-current liabilities	11,510
Long-term borrowings	10,352
Deferred tax liabilities	755
Provision for share awards for directors (and other officers)	67
Other	334

Total liabilities	87,623
Net assets
Shareholders, equity	44,580
Share capital	(5,519)
Capital surplus	(6,235)
Legal capital surplus	2,980
Other capital surplus	3,254
Retained earnings	(33,392)
Other retained earnings	33,392
Retained earnings brought forward	33,392
Treasury shares	(△567)

Valuation and translation adjustments	957
Valuation difference on available-for-sale securities	(957)
Total net assets	45,538
Total liabilities and net assets	133,161

77

Non-consolidated Statements of Income (From April 1, 2023 to March 31,2024) (Amounts of less than one million yen are rounded down.)
Net sales
Net sales of completed construction contracts	114,557
Net sales in development business and other	1,223	115,7 80
Cost of sales
Cost of sales of completed construction contracts	102,710
Cost of sales in development business and other	1,066	103,777
Gross profit
Gross profit on completed construction contracts	11,846
Gross profit on development business and other	156	12,003
Selling, general and administrative expenses		7,765
Operating profit		4,237
Non-operating income
Interest income and dividend income	48
Foreign exchange gains	122
Other	23	194
Non-operating expenses
Interest expenses	182
Commission for syndicated loans	156
Damages	64
Other	38	442
Ordinary profit		3,98 9
Extraordinary income
Gain on sale of non-current assets	203
Other	10	214
Extraordinary losses
Loss on sale of non-current assets	20
Loss on retirement of non-current assets	16
Other	0	36
Profit before income taxes		4,16 7
Income taxes, municipal taxes, and business taxes	747
Income taxes adjustments	436	1,184
Profit		2,982

78

Auditor’s Report

Accounting Auditor’s Audit Report on Consolidated Financial Statements

INDEPENDENT AUDITOR’S REPORT

May 14, 2024

To the Board of Directors of

TOBISHIMA CORPORATION

Deloitte Touche Tohmatsu LLC, Tokyo office

Designated Engagement Partner,

Certified Public Accountant: Katsumi Takizawa

Designated Engagement Partner,

Certified Public Accountant: Takusei Kashiwamura

Opinion

Pursuant to Article 444, Paragraph 4 of the Companies Act, we have audited the consolidated financial statements of TOBISHIMA CORPORATION and its consolidated subsidiaries (the “Group”), namely, the consolidated balance sheet as of March 31, 2024, the consolidated statement of income and consolidated statement of changes in equity for the fiscal year from April 1, 2023 to March 31, 2024, and the related notes.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Group as of March 31, 2024, and its consolidated financial performance for the year then ended in accordance with the generally accepted accounting principles in Japan.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in Japan. Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are independent of the Group in accordance with the provisions of the Code of Professional Ethics in Japan, and we have fulfilled our other ethical responsibilities as auditors. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Other Information

The other information comprises the information included in the Business Report and the accompanying supplemental schedules. Management is responsible for the preparation and disclosure of other information. Audit & Supervisory Board members and the Audit & Supervisory Board are responsible for overseeing the directors’ execution of duties relating to the design and operating effectiveness of the controls over the other information.

Our opinion on the consolidated financial statements does not cover the other information and we do not express any form of assurance conclusion thereon.

In connection with our audit of the consolidated financial statements, our responsibility is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the consolidated financial statements or our knowledge obtained in the audit or otherwise appears to be materially misstated.

If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact.

We have nothing to report in this regard.

Responsibilities of Management and Audit & Supervisory Board Members and the Audit & Supervisory Board for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with the generally accepted accounting principles in Japan, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is responsible for assessing the Group’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern in accordance with the generally accepted accounting principles in Japan.

Audit & Supervisory Board members and the Audit & Supervisory Board are responsible for overseeing the directors' execution of duties relating to the design and operating effectiveness of the controls over the Group's financial reporting process.

Auditor's Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these consolidated financial statements.

As part of an audit in accordance with auditing standards generally accepted in Japan, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•   identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks. The procedures selected depend on the auditor's judgment. In addition, we obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion;

•   obtain, when performing risk assessment procedures, an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control;

•   evaluate the appropriateness of accounting policies used by management and the method of application thereof as well as the reasonableness of accounting estimates and related disclosures made by management;

•   conclude on the appropriateness of management's use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Group’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor's report to the related disclosures in the consolidated financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor's report. However, future events or conditions may cause the Group to cease to continue as a going concern;

•   evaluate whether the overall presentation and disclosures of the consolidated financial statements are in accordance with the generally accepted accounting principles in Japan, as well as the overall presentation, structure and content of the consolidated financial statements, including the disclosures, and whether the consolidated financial statements represent the underlying transactions and events in a manner that achieves fair presentation; and

•   obtain sufficient appropriate audit evidence regarding the financial information of the entities or business activities within the Group to express an opinion on the consolidated financial statements. We are responsible for the direction, supervision and performance of the group audit. We remain solely responsible for our audit opinion.

We communicate with Audit & Supervisory Board members and the Audit & Supervisory Board regarding, among other matters, the planned scope and timing of the audit, significant audit findings, including any significant deficiencies in internal control that we identify during our audit, and other matters required by the auditing standards.

We also provide Audit & Supervisory Board members and the Audit & Supervisory Board with a statement that we have complied with relevant ethical requirements regarding independence, and communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards.

Interest Required to Be Disclosed by the Certified Public Accountants Act of Japan

Our firm and its designated engagement partners do not have any interest in the Group which is required to be disclosed pursuant to the provisions of the Certified Public Accountants Act of Japan.

79

Accounting Auditor’s Audit Report

INDEPENDENT AUDITOR’S REPORT

May 14, 2024

To the Board of Directors of
TOBISHIMA CORPORATION

Deloitte Touche Tohmatsu LLC, Tokyo office

Designated Engagement Partner,

Certified Public Accountant: Katsumi Takizawa

Designated Engagement Partner,

Certified Public Accountant: Takusei Kashiwamura

Opinion

Pursuant to Article 436, Paragraph 2, Item 1 of the Companies Act, we have audited the non-consolidated financial statements of TOBISHIMA CORPORATION (the “Company”), namely, the non-consolidated balance sheet as of March 31, 2024, and the non-consolidated statement of income and non-consolidated statement of changes in equity for the 81st fiscal year from April 1, 2023 to March 31, 2024, and the related notes and the accompanying supplemental schedules.

In our opinion, the accompanying non-consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2023, and its financial performance for the year then ended in accordance with accounting principles generally accepted in Japan.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in Japan. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Non-consolidated Financial Statements section of our report. We are independent of the Company in accordance with the provisions of the Code of Professional Ethics in Japan, and we have fulfilled our other ethical responsibilities as auditors. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Other Information

The other information comprises the information included in the Business Report and the accompanying supplemental schedules. Management is responsible for the preparation and disclosure of other information. Audit & Supervisory Board members and the Audit & Supervisory Board are responsible for overseeing the Directors' execution of duties relating to the design and operating effectiveness of the controls over the other information.

Our opinion on the non-consolidated financial statements does not cover the other information and we do not express any form of assurance conclusion thereon.

In connection with our audit of the non-consolidated financial statements, our responsibility is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the nonconsolidated financial statements or our knowledge obtained in the audit or otherwise appears to be materially misstated.

If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact. We have nothing to report in this regard.

Responsibilities of Management and Audit & Supervisory Board Members and the Audit & Supervisory Board for the Non-consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the non-consolidated financial statements in accordance with the generally accepted accounting principles in Japan, and for such internal control as management determines is necessary to enable the preparation of non-consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the non-consolidated financial statements, management is responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern in accordance with the generally accepted accounting principles in Japan.

Audit & Supervisory Board members and the Audit & Supervisory Board are responsible for overseeing the Directors' execution of duties relating to the design and operating effectiveness of the controls over the Company's financial reporting process.

Auditor's Responsibilities for the Audit of the Non-consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the non-consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these non-consolidated financial statements.

As part of an audit in accordance with auditing standards generally accepted in Japan, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

• identify and assess the risks of material misstatement of the non-consolidated financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks. The procedures selected depend on the auditor’s judgment. In addition, we obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion;

• obtain, when performing risk assessment procedures, an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control;

• evaluate the appropriateness of accounting policies used by management and the method of application thereof as well as and the reasonableness of accounting estimates and related disclosures made by management;

• conclude on the appropriateness of management’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor's report to the related disclosures in the non-consolidated financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor's report. However, future events or conditions may cause the Company to cease to continue as a going concern; and

• evaluate whether the overall presentation and disclosures of the non-consolidated financial statements are in accordance with accounting principles generally accepted in Japan, as well as the overall presentation, structure and content of the non-consolidated financial statements, including the disclosures, and whether the non-consolidated financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

We communicate with Audit & Supervisory Board members and the Audit & Supervisory Board regarding, among other matters, the planned scope and timing of the audit, significant audit findings, including any significant deficiencies in internal control that we identify during our audit, and other matters required by the auditing standards.

We also provide Audit & Supervisory Board members and the Audit & Supervisory Board with a statement that we have complied with relevant ethical requirements regarding independence, and communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards.

Interest Required to Be Disclosed by the Certified Public Accountants Act of Japan

Our firm and its designated engagement partners do not have any interest in the Company which is required to be disclosed pursuant to the provisions of the Certified Public Accountants Act of Japan.

80

Audit & Supervisory Board’s Audit Report

AUDIT REPORT

With respect to the directors’ performance of their duties during the 81st fiscal year from April 1, 2023 to March 31, 2024, the Audit & Supervisory Board has prepared this audit report after deliberations based on the audit reports prepared by each Audit & Supervisory Board member, and hereby report as follows:

1        Method and Contents of Audit by Audit & Supervisory Board members and the Audit & Supervisory Board

The Audit & Supervisory Board has established the audit policies, assignment of duties, etc. and received a report from each Audit & Supervisory Board member regarding the status of implementation of their audits and results thereof. In addition, the Audit & Supervisory Board has received reports from the directors, etc., and the Accounting Auditor regarding the status of performance of their duties, and requested explanations as necessary.

In conformity with the Audit & Supervisory Board members and auditing standards established by the Audit & Supervisory Board, and in accordance with the audit policies and assignment of duties, etc., each Audit & Supervisory Board member endeavored to facilitate a mutual understanding with the directors, the internal audit department and other employees, etc., endeavored to collect information and maintain and improve the audit environment, and attended the meetings of the Board of Directors and other important meetings, received reports on the status of performance of duties from the directors and other employees, requested explanations as necessary, examined important approval/decision documents, and inspected the status of the corporate affairs and assets at the head office and other principal business locations. Each Audit & Supervisory Board member received reports periodically from the directors and other employees, etc., requested explanations as necessary and expressed opinions on the status of the system to ensure that the directors’ performance of their duties, described in the Business Report, complied with all laws, regulations and the articles of incorporation of TOBISHIMA CORPORATION, the resolutions of the Board of Directors meetings complied with Article 100, paragraphs 1 and 3 of the Ordinance for Enforcement of the Companies Act of Japan as being necessary for ensuring the appropriateness of the corporate affairs of the group comprising a joint-stock company and its subsidiaries, the internal control systems maintained by the resolutions, and the structure and operation of the systems.

As for the internal control system for financial reporting, each Audit & Supervisory Board member received reports on the evaluation of such internal control and the status of audit from the directors, etc. and Deloitte Touche Tohmatsu LLC and requested explanations as necessary.

With respect to the subsidiaries, each Audit & Supervisory Board member endeavored to facilitate a mutual understanding and exchanged information with the directors and Audit & Supervisory Board members, etc., of each subsidiary and received from subsidiaries reports on their respective business, as necessary. Based on the methods described above, the Audit & Supervisory Board members reviewed the Business Report and the accompanying supplemental schedules for the fiscal year under review.

Each Audit & Supervisory Board member monitored and verified whether the Accounting Auditor maintained its independence and properly conducted its audit, received a report from the Accounting Auditor on the status of its performance of duties, and requested explanations as necessary. Each Audit & Supervisory Board member was notified by the Accounting Auditor that it had established a “system to ensure that the performance of the duties of the Accounting Auditor was properly conducted” (the matters listed in the items of Article 131 of the Ordinance on Company Accounting) in accordance with the “Quality Control Standards for Audits” (Business Accounting Council on October 28, 2005), and requested explanations as necessary. Based on the methods described above, each Audit & Supervisory Board member examined the financial statements (non-consolidated balance sheet, non-consolidated statement of income and changes in equity, and schedule of individual notes) and the accompanying supplemental schedules thereto, as well as the consolidated accounting documents (consolidated balance sheets, consolidated statements of income and changes in equity, and schedule of consolidated notes), for the fiscal year under review.

2. Results of Audit:

(1)   Results of Audit of Business Report, etc.(i)   We acknowledge that the Business Report and the accompanying supplemental schedules thereto fairly present the status of TOBISHIMA CORPORATION in conformity with the applicable laws and regulations and the articles of incorporation of TOBISHIMA CORPORATION.

(ii)   We acknowledge that no misconduct or material fact constituting a violation of any law or regulation or the articles of incorporation of TOBISHIMA CORPORATION was found with respect to the directors' performance of their duties.

(iii)   We acknowledge that the Board of Directors’ resolutions with respect to the internal control systems are appropriate. We did not find any matter to be mentioned with respect to the directors' performance of their duties, described in the Business Report concerning the internal control systems, including the internal control for financial reporting.

(2)   Results of Audit of Accounting Documents and their Accompanying Supplemental Schedules

We acknowledge that the methods and results of audit performed by the Accounting Auditor, Deloitte Touche Tohmatsu LLC, are appropriate.

(3)   Results of Audit of Consolidated Accounting Documents

We acknowledge that the methods and results of audit performed by the Accounting Auditor, Deloitte Touche Tohmatsu LLC, are appropriate.

May 15, 2024

The Audit & Supervisory Board of

TOBISHIMA CORPORATION

Hiroshi Ito     (seal)

Standing Audit & Supervisory Board Member

Kiyoshi Usui     (seal)

Standing Audit & Supervisory Board Member

Toshiya Natori     (seal)

Audit & Supervisory Board Member

Aki Nakanishi     (seal)

Audit & Supervisory Board Member

(Note)    Audit & Supervisory Board Members Toshiya Natori and Aki Nakanishi are outside Audit & Supervisory Board members as provided for in Article 2, Item 16 and Article 335, Paragraph 3 of the Companies Act.

81

Corporate Outline

Corporate Outline

Year of establishment	1883
Date of incorporation	March 1947
Paid-in capital	¥5,519,942,968

Addresses of the Head Office and Branches, etc.

Head office	W Bldg., 1-8-15, Konan, Minato-ku, Tokyo 108-0075
Tel. 03-6455-8300

Research Institute of Technology	5472, Kimagase, Noda-shi, Chiba 270-0222 Tel. 04-7198-1101

Tohoku Branch	1-1-53, Kashiwagi, Aoba-ku, Sendai-shi, Miyagi 981-8540
Tel. 022-275-9951

Nagoya Branch	Nagoya Itochu Building, 1-5-11, Nishiki, Naka-ku, Nagoya-shi, Aichi 460-0003
Tel. 052-218-5760

Osaka Branch	Sompo Japan Doshomachi Building, 3-4-10, Doshomachi, Chuo-ku, Osaka-shi, Osaka 541-0045
Tel. 06-6227-6200

Kyushu Branch	Minamitenjin Building, 5-14-12, Watanabedori, Chuo-ku, Fukuoka-shi, Fukuoka
Tel. 092-771-3563

Memos for shareholders

Fiscal year	From April 1 each year to March 31 of the following year

Annual general meeting of shareholders	June each year

Record date	Voting rights at an annual general meeting of shareholders March 31 each year

Share unit number	100

Stock exchange	Tokyo Stock Exchange (securities code: 1805 ）

Shareholder register administrator/ Special account administrator	Mizuho Trust & Banking Co., Ltd. 1-3-3, Marunouchi, Chiyoda-ku, Tokyo

Shareholders who have accounts at securities stock companies		Shareholders who have special accounts
Mailing address	Please contact your securities company.	Stock Transfer Agency Department, Mizuho Trust & Banking Co., Ltd. 2-8-4, Izumi, Suginami-ku, Tokyo, 168-8507
Telephone		Toll-free: 0120-288-324 (9:00-17:00, except Saturdays, Sundays and holidays)
Handling agent		Mizuho Trust & Banking Co., Ltd. Head office and branches in Japan

Buyback or additional purchase fee for shares less than one unit: No fee

Method of public notice

Electronic public notice (https://www.tobishima.co.jp/).

In the case where public notice cannot be made via electronic media due to unavoidable reasons, it will be published in the Nihon Keizai Shimbun.

Notice

The results of resolution will be published on the Company’s website and disclosed in an extraordinary report after the conclusion of this Annual General Meeting of Shareholders.

Please acknowledge that the notice of resolution will not be sent to shareholders.

82

Map of the Venue

Venue	Kanagawa Science Park (KSP), West Wing 3rd Floor, KSP Hall 3-2-1, Sakado, Takatsu-ku, Kawasaki-shi, Kanagawa Tel. 044-819-2211 (representative)
Date	Thursday, June 27, 2024 10:00 a.m. (Reception starts at 9:00 a.m.)

Transportation

●   Tokyu Den-en-toshi Line

●   Tokyu Oimachi Line

Mizonokuchi Station

(About a 15 minute walk)

●   JR Nambu Line

Musashi-mizonokuchi Station

(About a 15 minute walk)

Please take the shuttle bus from Mizonokuchi Station or Musashi-Mizonokuchi Station.

Please get on a bus at the bus stop No.9 in the north exit bus terminal (aboveground). (It takes about 5 minutes.)

A special space is provided at the venue for shareholders in wheelchairs. Venue staff will direct you when you arrive at the venue.

  A universal design front is used to ensure visibility and readability.

83

Start date of electronic provision: June 5, 2024

Electronically Provided Information in the Convocation Notice of the 81st Annual General Meeting of Shareholders

●.	Business Report

V.	Systems to Ensure that the Execution of Duties by Directors Complies with Laws and Regulations and the Company’s Articles of Incorporation, and Other Systems to Ensure the Appropriateness of Business Operations, and the Status of Operation of Such Systems

●.	Consolidated Financial Statements

Consolidated Statement of Changes in Shareholders’ Equity

Notes to the Consolidated Financial Statements (From April 1, 2023 to March 31, 2024)

●.	Financial Statements

Statement of Changes in Shareholders’ Equity

Notes to the Non-Consolidated Financial Statements (From April 1, 2023 to March 31, 2024)

The above matters are omitted from the document (document stating matters to be provided electronically) to be delivered to shareholders who have requested the delivery of the document pursuant to laws and regulations and the Company’s Articles of Incorporation.

84

Business Report (From April 1, 2023 through March 31, 2024)

Ⅴ.   Systems to Ensure that the Execution of Duties by Directors Complies with Laws and Regulations and the Company’s Articles of Incorporation, and Other Systems to Ensure the Appropriateness of Business Operations, and the Status of Operation of Such Systems

1. Basic Policy for Development of Internal Control Systems

The Company has established the following basic policy for the development of internal control systems to ensure the appropriateness of business operations.

The Internal Control Committee, chaired by the President, has been established to monitor and manage the status of the development and operation of internal control systems, and the Compliance Committee, Risk Management Committee, and Information Technology Council shall be established under the Committee.

(1) Systems to ensure that the execution of duties by directors and employees complies with laws and regulations and the Company’s Articles of Incorporation

•	Based on the founder’s customer-first spirit of “Rita-Riko (Compassion & Self-interest),” the Company pursues a high level of quality in all corporate activities, and ensures that all officers and employees are familiar with the Tobishima Corporate Code of Conduct, the Tobishima Employee Code of Conduct, and other rules relating to the compliance system.

•	The Company stipulates in its Corporate Code of Conduct that there shall be no relationships with antisocial forces, and develops and thoroughly implements internal systems.

•	The Compliance Committee, chaired by the appointed Compliance Officer, formulates compliance promotion plans and oversees efforts relating to corporate ethics, including compliance with laws and regulations.

•	The Management Control Office conducts internal audits on the status of the development and operation of compliance systems.

(2) System for the storage and management of information relating to the execution of duties by directors

•	Minutes of the Board of Directors’ meetings, written proposals to the Management Committee, and other information relating to the execution of duties by directors is properly stored and managed in accordance with the Document Management Rules.

85

(3) Rules and other systems for managing risk of loss

•	For risk management in business operations, each department in charge establishes various rules and manuals, and ensures that all officers and employees are familiar with them.

•	The Risk Management Committee oversees and manages risks throughout the company.

•	The Company’s systems and response in the event of risk occurrence are specified in the Crisis Management Rules, and efforts are made to protect the Company’s assets and minimize any disadvantage in business operations.

(4) System to ensure the efficient execution of duties by directors

•	The functions of management strategy planning and management supervision by directors and the executive functions by corporate officers are separated.

•	Organizational structure, division of duties, and individual authorities are established by organizational rules, and are reviewed according to the situation.

•	The Company has established the Management Committee consisting of representative directors, executive officers and general managers. (Deliberation and resolution of day-to-day execution issues)

•	The Company has established the Executive Officers Committee. (Instructions and communication of resolutions by the Board of Directors and the Management Committee)

•	The Board of Directors formulates a management plan, and the Executive Committee formulates business plans for each business unit based on the plan, manages monthly business performance, and implements the quarterly PDCA (plan, do, check and act) cycle.

(5) System to ensure the appropriateness of business operations of the corporate group consisting of the Company and its subsidiaries

•	The Company has established the Affiliate Company Management Rules and the Overseas Affiliate Company Management Rules to ensure consistency and efficient execution of the Group’s overall business operations.

•	The Company requires its subsidiaries to submit regular reports on the status of execution of business operations, etc., and the Group Business Management Department of the Planning Division of the Company grasps the business status of subsidiaries and identifies risks relating to business operations, and provides guidance and support for improvement measures and the establishment of management systems.

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•	The Company’s Compliance Committee oversees the efforts of its subsidiaries with respect to corporate ethics, including compliance with laws and regulations.

•	Important decisions relating to subsidiaries are deliberated and resolved by the Company’s Management Committee.

•	The Company’s Management Supervision Office conducts internal audits of the overall business activities of all Group companies.

(6) Matters relating to employees to assist corporate auditors in the performance of their duties when corporate auditors request such assistance, matters relating to the independence of such employees from directors, and matters relating to the effectiveness of instructions given by corporate auditors to such employees.

•	The organization that assists the corporate auditors in their duties is the Management Supervision Office.

•	The corporate auditors may order the staff of the Management Supervision Office to perform matters necessary for audit work, and the division of duties stipulates that such staff members shall not receive instructions or orders from directors with respect to matters ordered by corporate auditors.

(7) System for directors and employees to report to corporate auditors, and system for directors, corporate auditors and employees of subsidiaries or persons who receive reports from them to report to corporate auditors of the Company

•	Directors, executive officers, and employees promptly report to the Board of Corporate Auditors on matters that have a material impact on the entire company and on matters determined through separate consultation between the directors and the Board of Corporate Auditors, in addition to statutory matters.

•	Directors, corporate auditors, and employees of subsidiaries promptly report to the Board of Corporate Auditors on matters that have a material impact on the entire company.

•	The Company has established the Whistleblower Rules to contribute to stronger compliance management, and applies them to all employees, including those of its subsidiaries. In addition, to protect whistleblowers, the Company stipulates the preservation of anonymity and the prohibition of retaliatory actions.

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(8) Matters relating to policy for the treatment of expenses or liabilities incurred in the execution of duties by corporate auditors, and other systems to ensure the effective execution of audits by corporate auditors

•	The Company bears the cost of any procedures required in the performance of duties by corporate auditors.

•	Periodic meetings for exchange of opinions are held between representative directors and the Board of Corporate Auditors.

(9) System to ensure reliability of financial reporting

•	In order to ensure the reliability of financial reporting, the Company has established a system for the maintenance and operation of internal controls for financial reporting, and the Management Supervision Office continuously evaluates the effectiveness of the system and makes necessary corrections.

2. Status of Operation of Systems to Ensure Appropriateness of Business Operations

The Board of Directors meets once a month in principle, and other times as necessary, to deliberate and decide on basic management policies and important matters, as well as to supervise the execution of operations and confirm the progress of management plans.

The Management Committee, consisting of representative directors, executive officers and general managers, etc., meets once a week in principle and other times as necessary to improve the efficiency of the execution of business operations, as an organ to make decisions on strategic matters and day-to-day execution issues and to compile reports from each department to the management.

In order to grasp the status of development and operation of internal control systems and to manage the status of development based on the basic policy for development of internal control systems, the Internal Control Committee in principle meets quarterly with the Compliance Committee, Risk Management Committee, and Information Technology Council, which are subordinate to the Internal Control Committee.

The Compliance Committee appropriately revises the Compliance Manual, which consists of the Corporate Code of Conduct, Employee Code of Conduct, and Service Manual, etc., in response to social conditions, and disseminates it to all officers and employees. In addition, the Company has strengthened its bid rigging prevention efforts by establishing the Antitrust Law Compliance Code and the Bid Rigging Prevention Manual, and by providing ongoing education to all relevant personnel. Furthermore, the company has established systems for preventing improper acts, including the establishment of a reporting and consultation contact desk.

The Risk Management Committee selects the key annual risks to be managed by the management from among the potential risks, conducts quarterly inventory, evaluation, and revision, and disseminates the results to the entire company. The committee also promotes coordination and collaboration among divisions on individual matters relating to the key risks for the fiscal year.

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The Information Technology Council discusses the planning and implementation of the establishment, operation, and modification of information systems, and maintains and improves information security management systems.

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Consolidated Statement of Changes in Shareholders’ Equity

(From April 1, 2023 to March 31, 2024)

(amounts less than 1 million yen are discarded)

	Shareholders’ equity
	Stated capital	Capital surplus	Retained earnings	Treasury stock	Total shareholders’ equity
Beginning of term balance	5,519	6,236	33,698	△575	44,878
Changes during the term
Dividends of surplus			△1,153		△1,153
Net income attributable to parent company shareholders			3,403		3,403
Disposal of treasury stock		△1		11	10
Acquisition of treasury stock				△3	△3
Changes in items other than shareholders’ equity (net)
Total of changes during the term	－	△1	2,249	8	2,257
End of term balance	5,519	6,235	35,948	△567	47,135

	Other accumulated comprehensive income (loss)				Noncontrolling shareholders’ equity	Total net assets
	Unrealized gains (losses) on marketable securities	Foreign currency translation adjustments	Accumulated retirement benefit adjustments	Other accumulated comprehensive income (loss) total
Balance at the beginning of the fiscal year	644	20	176	841	10	45,730
Changes during the term
Dividends of surplus						△1,153
Net income attributable to parent company shareholders						3,403
Disposal of treasury stock						10
Acquisition of treasury stock						△3
Changes in items other than shareholders’ equity (net)	332	8	469	810	5	815
Total of changes during the term	332	8	469	810	5	3,072
End of term balance	976	28	646	1,651	15	48,803

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Notes to the Consolidated Financial Statements

1. Notes on Material Matters Supporting the Preparation of the Consolidated Financial Statements

(1)	Matters relating to the scope of consolidation

Number of consolidated subsidiaries   9 companies

Names of consolidated subsidiaries  E&CS Co., Ltd.

TOBISHIMA BRUNEI SDN. BHD.

Sugita Construction Corporation

Road System Co., Ltd.

TEQUANAUTS CO., LTD.

Taiki Shipbuilding Inc.

FOR YOU, INC.

Gran Adel Inc.

Axisware, Inc.

(2)	Matters relating to application of equity method

Number of affiliates to which the equity method was applied 1 company

Name of affiliate to which the equity method was applied Next Field Co., Ltd.

(3)	Matters relating to accounting policies

(i) Valuation standards and methods for assets
Marketable securities

Other marketable securities

Other than stocks and other securities with no market price

Fair value method (unrealized gains and losses are included directly in net assets, and the cost of securities sold is determined by the moving-average method.

Stocks and other securities with no market price

Cost-basis method based on the moving average method

Inventory assets

Real estate for sale

Cost basis method based on the specific identification method (balance sheet amount is calculated by writing down the book value based on a decline in profitability)

Expenditures for unfinished work, etc. (expenditures for unfinished work)
Cost basis method based on the specific identification method

Expenditures for development projects, etc. (expenditures for development projects, etc.)

Cost basis method based on the specific identification method (balance sheet amount is calculated by writing down the book value based on a decline in profitability)

(ii) Method of depreciation of fixed assets

Tangible fixed assets (excluding lease assets)

The declining-balance method is primarily used (the straight-line method is applied to buildings (excluding building ancillary facilities) acquired on or after April 1, 1998 and to building ancillary facilities and structures acquired on or after April 1, 2016), while overseas consolidated subsidiaries use the straight-line method.

The useful lives and residual values of the Company and its domestic consolidated subsidiaries are based on the same standard as stipulated in the Corporation Tax Act.

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Intangible fixed assets　(excluding　lease assets)
The straight-line method is used.

Useful lives are based on the same standard as stipulated in the Corporation Tax Act.

Software for internal use is amortized using the straight-line method over the estimated useful life (5 years).

Lease assets

Lease assets relating to finance lease transactions that do not involve transfer of ownership

The straight-line method is used, where the lease period is deemed as the useful life and the residual value is set as zero.

(iii) Standards for recording of allowances
Allowance for doubtful accounts

To provide for losses due to bad debts such as accounts receivable and loans receivable, an allowance for doubtful accounts is provided for the estimated uncollectible amount based on the historical percentage of bad debts with respect to ordinary accounts receivable, and by taking into account the collectability of individual accounts for specific doubtful accounts.

Allowance for compensation for completed construction

To provide for expenses relating to defect liability on completed constructions, an allowance is recorded based on past actual compensation and taking into account future estimates.

Allowance for loss on construction

To provide for future losses on construction contracts, an estimated loss on construction contracts not yet delivered at the end of the consolidated accounting year under review is recorded.

Allowance for officer stock benefits

To provide for future payments of Company shares to directors (excluding outside directors) in accordance with the Officer Stock Benefit Rules, the estimated amount of stock benefit obligations as of the end of the consolidated accounting year under review is recorded.

Allowance for officer retirement benefits

To provide for the payment of retirement benefits to officers, some consolidated subsidiaries record the required amount at the end of the consolidated accounting year under review based on internal rules.

(iv)Recording standards for revenue and expenses

Principal performance obligations in the principal business

The Company and its consolidated subsidiaries are principally engaged in the construction business (civil engineering and building construction) based on construction contracts with customers, the principal performance obligations of which are new construction and repair of civil engineering structures and buildings. Other major performance obligations in the development business and other businesses include real estate sales.

The usual time at which performance obligations are satisfied (the usual time at which revenue is recognized)

Standards for recording amount of completed construction contracts and cost of completed construction contracts

In the construction business, revenue is recognized over a certain period of time as performance obligations are satisfied, based on a reasonable estimate of the degree of completion of construction in progress at the end of the consolidated accounting year. With respect to progress estimates and revenue recognition, the estimated final construction profit is multiplied by the ratio of construction costs already incurred to the estimated final construction costs (cost proportion method), which is added to the relevant construction costs already incurred, and recorded as construction completed. When the degree of progress cannot be reasonably estimated, but it is expected that the costs incurred will be recovered, revenue is recognized on a cost recovery basis. When the time required to satisfy a performance obligation is very short, revenue is recognized when the performance obligation is satisfied.

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Revenue recording standards for real estate sales

For real estate sales, revenue is recognized at the time the property is delivered.

(v) Other material matters supporting the preparation of the consolidated financial statements
Accounting treatment for retirement benefits

Method of attributing estimated retirement benefits to periods of service

In the calculation of retirement benefit obligations, the estimated amount of retirement benefits is attributed to the period until the end of the consolidated accounting year under review based on the benefit calculation method.

Method of treatment of actuarial gains and losses and prior service cost

Actuarial gains and losses are amortized using the straight-line method over a fixed number of years (10 years) within the average remaining service period of employees at the time of occurrence in each consolidated accounting year, and the amount is amortized from the consolidated accounting year following occurrence.

Prior service costs are amortized using the straight-line method over a fixed number of years (5 years) within the average remaining service period of employees at the time of occurrence.

Accounting principles and procedures adopted in cases where the relevant accounting standards are not clearly defined

Joint ventures relating to construction work are not recognized as separate entities, but are incorporated into the Group’s accounting, and the amount of work completed and cost of work completed are recorded in proportion to the equity interest in the joint venture.

2. Notes on Accounting Estimates

Amount of revenue recognized over a certain period of time as performance obligations are satisfied

・Completed construction recorded in the consolidated accounting year under review 110,664 million yen

・Other information helpful in understanding the estimates

(i) Calculation method

The amount of completed work recognized over a certain period of time as performance obligations are satisfied is calculated by multiplying the degree of completion by the total construction revenue, and the percentage of completion is estimated based on the cost proportion method.

(ii) Important assumptions

In cases where an agreement on the consideration for design changes, etc. in construction work is not finalized in a timely manner through an agreement etc., the total amount of construction revenue is estimated based on the nature of the instructed changes in construction work, etc.

Total construction costs are estimated by considering various factors such as weather conditions, construction conditions, material prices, and other estimates.

(iii) Impact on the Consolidated Financial Statements in the following fiscal year

Any change in important assumptions may affect the amount of work completed as recorded in the Consolidated Financial Statements in the following fiscal year.

3. Additional Information

(Overview of performance-based stock compensation plan for directors)

(1)	Overview of transactions

The Company introduced a performance-based stock compensation plan, the “Stock Benefit Trust (BBT (Board Benefit Trust))” (the “Plan”), for directors (excluding outside directors) from the 2019 fiscal year. The purpose of the Plan is to clarify the linkage between directors’ remuneration and the Company’s business performance and share value, and to have directors share not only the benefits of higher share prices but also the risk of lower share prices with shareholders, thereby increasing their awareness of the need to contribute to improving the Company’s business performance over the medium to long term and increasing its corporate value.

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(2)	The Plan is a performance-linked share-based remuneration plan in which a trust created under the Plan (the trust established pursuant to the Plan is hereinafter referred to as the “Trust”) will acquire the Company’s shares using money contributed by the Company as the source of funds and directors are provided with the Company’s shares and cash equivalent to the market value of the Company’ shares (the “the Company’s Shares, Etc.”) through the Trust in accordance with the rules for performance-linked share-based remuneration established by the Company. As a general rule, directors shall be entitled to receive the Company’s Shares, Etc. at the time of retirement. Company shares remaining in trust

The Company shares remaining in trust are recorded as treasury stock under net assets at their book value in the trust (excluding the amount of incidental expenses). The book value and number of shares of treasury stock is 98 million yen (87 thousand shares) for the consolidated accounting year under review.

4. Notes on Consolidated Balance Sheet

(1)	Assets provided as security

Assets provided as security

Expenditures for development projects, etc.	7,846 million yen
Buildings and structures	455 million yen
Total	8,302 million yen

Secured obligations

Short-term loans	1,656 million yen
Long-term loans	5,329 million yen
Total	6,986 million yen

In addition to the above assets, the following assets are pledged as business guarantee deposits, etc.

Current assets - other	6 million yen
Investment securities	64 million yen
Investments and other assets - other	210 million yen
Total	281 million yen
(2)	Accumulated depreciation of tangible fixed assets 12,785 million yen
(3)	Accounting treatment for notes maturing at the end of the fiscal year, etc.

For accounting treatment for notes maturing at the end of the fiscal year, etc., settlement is made on the clearance date or settlement date.

As the last day of the fiscal year under review was a bank holiday, the following matured notes are included in the balance at the end of the fiscal year under review.

Electronically recorded monetary claims	2	million yen
Notes payable	21	million yen
Electronically recorded obligations	37	million yen

(4)	Syndicated term loan agreement

The Company has executed a syndicated term loan agreement (total amount: 10,000 million yen) with a transacting financial institution, which includes the following financial covenants.

(i)	The amount of net assets on the consolidated balance sheet as of the end of each fiscal year shall be maintained at 75% of the amount of net assets on the consolidated balance sheet as of the March 2023 settlement period end date or 75% of the amount of net assets on the consolidated balance sheet as of the end of the immediately preceding fiscal year, whichever is higher.

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(ii)	The amount of net assets on the non-consolidated balance sheet as of the end of each fiscal year shall be maintained at 75% of the amount of net assets on the non-consolidated balance sheet as of the March 2023 settlement period end date or 75% of the amount of net assets on the non-consolidated balance sheet as of the end of the immediately preceding fiscal year, whichever is higher.
(iii)	Ordinary income/loss as shown in the consolidated statement of income for each fiscal year shall not be a loss for two consecutive fiscal years.
(iv)	Ordinary income/loss as shown in the non-consolidated statement of income for each fiscal year shall not be a loss for two consecutive fiscal years.

5. Notes on Consolidated Statement of Changes in Shareholders’ Equity

(1)	Class and total number of shares outstanding at the end of the consolidated accounting year under review
Ordinary shares	19,310 thousand shares
(2)	Matters relating to dividends

(i) Dividends paid

Resolution	Class of shares	Total amount of dividends (millions of yen)	Dividend per share (yen)	Record date	Effective date
Ordinary General Shareholders Meeting on June 29, 2023	Ordinary shares	1,153	60.00	March 31, 2023	June 30, 2023

(Note) The total amount of dividends resolved at the Ordinary General Shareholders' Meeting held on June 29, 2023 includes a dividend of 5 million yen for the Company shares held by the Stock Benefit Trust (BBT).

(ii) Dividends with a record date in the consolidated accounting year under review but with an effective date in the following consolidated accounting year

Resolution	Class of shares	Total amount of dividends (millions of yen)	Source of funds	Dividend per share (yen)	Record date	Effective date
Ordinary General Shareholders Meeting on June 27, 2024	Ordinary shares	1,345	Retained earnings	70.00	March 31, 2024	June 28, 2024

(Note) The total amount of dividends resolved at the Ordinary General Shareholders' Meeting held on June 27, 2024 includes a dividend of 6 million yen for the Company shares held by the Stock Benefit Trust (BBT).

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6. Notes on Financial Instruments

(1)	Matters relating to status of financial instruments

The Group’s fund management policy is to limit fund management to short-term deposits, etc. based on the funds plan, and fund procurement is mainly through bank borrowings.

The Company has a system in place to mitigate, to the extent possible, customer credit risk associated with trade receivables by thoroughly managing receivables from the credit management of clients at the construction order stage through to the collection of construction payments. Investment securities are mainly stocks of companies with which the Company has business relationships and government bonds for the purpose of pledging them as business guarantee deposits, etc., and the Company periodically monitors the market value and financial conditions of the issuers and reviews its holdings on an ongoing basis.

Loans payable are mainly for funding business transactions. Liquidity risk relating to fund procurement is managed by forecasting the necessary funds balance and formulating a funds plan to effectively and appropriately procure funds.

The Group did not have any derivative transactions at the end of the consolidated accounting year under review.

(2)	Matters relating to fair value, etc., of financial instruments

The amounts reported in the consolidated balance sheet as of March 31, 2024, their fair values, and the difference between the two are as follows. Stocks and other securities with no market value are not included in the following table (see Note 4).

		Amount recorded in consolidated balance sheet (millions of yen)	Fair value (millions of yen)	Difference (millions of yen)
Assets
(1)	Marketable securities and investment securities
	Other marketable securities	2,591	2,591	－
Liabilities
(2)	Long-term loans (Note 2)	18,576	18,562	△14

(Note 1) “Cash and deposits,” “Notes receivable, accounts receivable from completed construction contracts,” “Notes payable, accounts payable for construction contracts,” and “Short-term loans” are omitted because their fair values are close to their book values due to cash and short term settlements.

(Note 2) “(2) Long-term loans” also includes long-term loans scheduled for repayment within one year.

(Note 3) Investments in partnerships and other similar entities in which the Company's ownership interest is recorded on the consolidated balance sheet at a net amount are omitted. The amount of such investments in the consolidated balance sheet is 165 million yen.

(Note 4) Stocks and other securities with no market price

Asset class	Amount recorded in consolidated balance sheet
Unlisted stocks (millions of yen)	2,012

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(Note 5) Explanation of valuation techniques and inputs used in the calculation of fair value

The fair value of financial instruments is classified into the following three levels, depending on the observability and materiality of the inputs used to determine fair value.

Level 1 fair value:   Fair value calculated based on quoted market prices for the assets or liabilities for which such fair value is calculated and are formed in an active market

Level 2 fair value:   Fair value calculated using inputs for fair value calculations other than Level 1 inputs

Level 3 fair value:   Fair value calculated using unobservable inputs for fair value calculations

Marketable securities and investment securities

Listed stocks and government bonds are valued using quoted market prices. Since listed stocks and government bonds are traded in active markets, their fair value is classified as Level 1 fair value.

Long-term loans

Long-term loans with variable interest rates are classified as Level 2 fair value because their fair value is considered to approximate their book value, as they reflect market interest rates in a short period of time. Those with fixed interest rates are calculated based on the present value of the total principal and interest discounted by the interest rate assumed for obtaining a new similar loan, and are classified as Level 2 fair value.

7. Notes on Rental and Other Real Estate

(1)	Matters relating to the status of rental and other real estate

The Group holds office buildings and land for rent in Kanagawa Prefecture and other areas. In addition, the Group also leases some of the land and buildings in Japan used as offices, etc., which are considered real estate that includes the portion used as rental and other real estate.

(2)	Matters relating to fair value, etc., of rental and other real estate
	Amount recorded in consolidated balance sheet (millions of yen)	Fair value (millions of yen)
Rental and other real estate	13,352	13,309
Real estate including the portion used as rental and other real estate	318	569

(Note 1) The amount recorded in the consolidated balance sheet is the acquisition cost less accumulated depreciation.

(Note 2) The fair value at the end of the consolidated accounting year under review is mainly based on real estate appraisals by outside real estate appraisers, and provided that there have been no significant changes in certain appraised values or indices that are considered to appropriately reflect market prices since the most recent appraisal date, the fair value is adjusted by using such appraised values or indices.

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8. Notes on Revenue Recognition

(1)	Disaggregated information on revenue arising from contracts with customers
			(Unit: million yen)
	Civil engineering projects	Construction projects	Development projects etc.	Total
Sales
Public	48,176	11,427	35	59,639
Private	19,885	41,728	9,788	71,401
Revenue arising from contracts with customers	68,062	53,155	9,823	131,041
Other revenue	―	―	1,007	1,007
Total	68,062	53,155	10,830	132,049

(2)	Supporting information for understanding revenue arising from contracts with customers

As stated in “1. Notes on Material Matters Supporting the Preparation of the Consolidated Financial Statements (3) Matters relating to accounting policies, (iv) Recording standards for revenue and expenses”.

(3)	Information for understanding the amounts of revenue in the consolidated accounting year under review and in subsequent accounting years

(i) Balance of contract assets, contract liabilities, etc.

(Unit: million yen)

Receivables arising from contracts with customers (beginning of term balance)	19,795
Receivables arising from contracts with customers (end of term balance)	20,759
Contract assets (beginning of term balance)	39,782
Contract assets (end of term balance)	55,511
Contract liabilities (beginning of term balance)	8,797
Contract liabilities (end of term balance)	8,476

Contract assets mainly relate to the rights of the Company and its consolidated subsidiaries to consideration for construction projects under construction agreements for which performance obligations have been satisfied but not yet invoiced. Contract assets are reclassified as receivables arising from contracts with customers when the rights of the Company and its consolidated subsidiaries to the consideration become unconditional.

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Contract liabilities mainly relate to the portion of unfulfilled performance obligations with respect to advances received under the terms of a construction project pursuant to a construction agreement. The contract liabilities are reversed upon revenue recognition.

Of the amount of revenue recognized in the consolidated accounting year under review, the amount included in the contract liability balance at the beginning of the term was 7,922 million yen.

In the consolidated accounting year under review, the amount of revenue recognized from performance obligations satisfied in previous terms was 2,095 million yen.

(ii) Transaction price allocated to remaining performance obligations

In the consolidated accounting year under review, the total transaction price allocated to unfulfilled (or partially fulfilled) performance obligations at the end of the consolidated accounting year under review was 202,762 million yen. The performance obligations are mainly related to construction projects pursuant to construction contracts and are expected to be recognized as revenue between one and seven years after the end of the term.

9. Notes on Per-Share Information

Net assets per share	2,549.14 yen

(Note) The Company shares held by the Stock Benefit Trust (BBT) are included in the number of treasury stock deducted from the number of shares outstanding at the end of the period for the purpose of calculating net assets per share. The number of shares of treasury stock at the end of the period was 171 thousand shares, of which 87 thousand shares were held by the Stock Benefit Trust (BBT).

Net income per share	177.86 yen

(Note) The Company shares held by the Stock Benefit Trust (BBT) are included in treasury stock, which is deducted in the calculation of the average number of shares during the period for the purpose of calculating net income per share. The average number of shares during the period was 173 thousand shares, of which 90 thousand shares were held by the Stock Benefit Trust (BBT).

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Statement of Changes in Shareholders’ Equity

(From April 1, 2023 to March 31, 2024)

(amounts less than 1 million yen are discarded)

	Shareholders’ Equity
	Stated capital	Capital surplus			Retained earnings		Treasury stock	Total shareho lders’ equity
		Capital reserves	Other capital surplus	Total capital surplus	Other retained earnings	Total retained earnings
					Retained earnings carried forward
Beginning of term balance	5,519	2,980	3,256	6,236	31,563	31,563	△575	42,743
Changes during the term
Dividends of surplus					△1,153	△1,153		△1,153
Net income					2,982	2,982		2,982
Disposal of treasury stock			△1	△1			11	10
Acquisition of treasury stock							△3	△3
Items other than shareholders’ equity
Total change during the term	－	－	△1	△1	1,829	1,829	8	1,836
End of term balance	5,519	2,980	3,254	6,235	33,392	33,392	△567	44,580

	Valuation and translation adjustments, etc.		Total net assets
	Valuation adjustments for other marketable securities	Total valuation and translation adjustments, etc.
Beginning of term balance	639	639	43,383
Changes during the term
Dividends of surplus			△1,153
Net income			2,982
Disposal of treasury stock			10
Acquisition of treasury stock			△3
Change in items other than shareholders’ equity during the term (net)	318	318	318
Total change during the term	318	318	2,155
End of term balance	957	957	45,538

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Notes to the Non-Consolidated Financial Statements

1. Notes on Matters Relating to Material Accounting Policies

(1)	Valuation standards and methods for assets

(i) Valuation standards and methods for marketable securities

Shares of subsidiaries and affiliates

Cost-basis method based on the moving average method

Other marketable securities

Other than stocks and other securities with no market price

Fair value method (unrealized gains and losses are included directly in net assets, and the cost of securities sold is determined by the moving-average method.

Stocks and other securities with no market price

Cost-basis method based on the moving average method

(ii) Valuation standards and methods for inventory assets
Expenditures for unfinished work

Cost basis method based on the specific identification method

Current assets - other (Real estate for sale)

Cost basis method based on the specific identification method (balance sheet amount is calculated by writing down the book value based on a decline in profitability)

(2)	Method of depreciation of fixed assets

(i) Tangible fixed assets (excluding lease assets)

The declining-balance method is used (the straight-line method is applied to buildings (excluding building ancillary facilities) acquired on or after April 1, 1998 and to building ancillary facilities and structures acquired on or after April 1, 2016).

The useful lives and residual values are based on the same standard as stipulated in the Corporation Tax Act.

(ii) Intangible fixed assets (excluding lease assets)
The straight-line method is used.

Useful lives are based on the same standard as stipulated in the Corporation Tax Act.

Software for internal use is amortized using the straight-line method over the estimated useful life (5 years).

(iii) Lease assets

Lease assets relating to finance lease transactions that do not involve transfer of ownership

The straight-line method is used, where the lease period is deemed as the useful life and the residual value is set as zero.

(3)	Standards for recording of allowances

(i) Allowance for doubtful accounts

To provide for losses due to bad debts such as accounts receivable and loans receivable, an allowance for doubtful accounts is provided for the estimated uncollectible amount based on the historical percentage of bad debts with respect to ordinary accounts receivable, and by taking into account the collectability of individual accounts for specific doubtful accounts.

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(ii) Allowance for compensation for completed construction

To provide for expenses relating to defect liability on completed constructions, an allowance is recorded based on past actual compensation and taking into account future estimates.

(iii) Allowance for loss on construction

To provide for future losses on construction contracts, an estimated loss on construction contracts not yet delivered at the end of the fiscal year under review is recorded.

(iv) Allowance for retirement benefits

To provide for the payment of retirement benefits to employees, the Company records an amount based on projected benefit obligations and pension assets as of the end of the fiscal year under review. In the event that the pension assets to be recognized at the end of the fiscal year under review exceed the amount of the projected benefit obligations less unrecognized actuarial gains or losses, the excess is recorded as prepaid pension costs and included in investments and other assets.

Method of attributing estimated retirement benefits to periods of service

In the calculation of retirement benefit obligations, the estimated amount of retirement benefits is attributed to the period until the end of the fiscal year under review based on the benefit calculation method.

Method of treatment of actuarial gains and losses and prior service cost

Actuarial gains and losses are amortized using the straight-line method over a fixed number of years (10 years) within the average remaining service period of employees at the time of occurrence in each fiscal year, and the amount is amortized from the fiscal year following occurrence.

Prior service costs are amortized using the straight-line method over a fixed number of years (5 years) within the average remaining service period of employees at the time of occurrence.

(v) Allowance for officer stock benefits

To provide for future payments of Company shares to directors (excluding outside directors) in accordance with the Officer Stock Benefit Rules, the estimated amount of stock benefit obligations as of the end of the fiscal year under review is recorded.

(4)	Recording standards for revenue and expenses

(i) Principal performance obligations in the principal business

The Company is principally engaged in the construction business (civil engineering and building construction) based on construction contracts with customers, the principal performance obligations of which are new construction and repair of civil engineering structures and buildings.

(ii) The usual time at which performance obligations are satisfied (the usual time at which revenue is recognized)

Revenue is recognized over a certain period of time as performance obligations are satisfied, based on a reasonable estimate of the degree of completion of construction in progress at the end of the fiscal year. With respect to progress estimates and revenue recognition, the estimated final construction profit is multiplied by the ratio of construction costs already incurred to the estimated final construction costs (cost proportion method), which is added to the relevant construction costs already incurred, and recorded as construction completed. When the degree of progress cannot be reasonably estimated, but it is expected that the costs incurred will be recovered, revenue is recognized on a cost recovery basis. When the time required to satisfy a performance obligation is very short, revenue is recognized when the performance obligation is satisfied.

(5)	Other material matters supporting the preparation of the financial statements

(i) Accounting treatment for retirement benefits

In the financial statements, the accounting treatment for unrecognized actuarial gains and losses and unrecognized prior service costs for retirement benefits differs from the method of accounting for these items in the Consolidated Financial Statements.

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(ii) Accounting principles and procedures adopted in cases where the relevant accounting standards are not clearly defined

Joint ventures relating to construction work are not recognized as separate entities, but are incorporated into the Group’s accounting, and the amount of work completed and cost of work completed are recorded in proportion to the percentage interest in the joint venture.

2. Notes on Accounting Estimates

Amount of revenue recognized over a certain period of time as performance obligations are satisfied

・Completed construction recorded in the fiscal year under review 108,078 million yen

・Other information helpful in understanding the estimates
Same as set forth in the Notes to the Consolidated Financial Statements.

3. Additional Information

(Overview of performance-based stock compensation plan for directors)

(1)	Overview of transactions

The Company introduced a performance-based stock compensation plan, the “Stock Benefit Trust (BBT) (= Board Benefit Trust)” (the “Plan”), for directors (excluding outside directors) from the 2019 fiscal year. The purpose of the Plan is to clarify the linkage between directors’ remuneration and the Company’s business performance and share value, and to have directors share not only the benefits of higher share prices but also the risk of lower share prices with shareholders, thereby increasing their awareness of the need to contribute to improving the Company’s business performance over the medium to long term and increasing its corporate value.

(2)	The Plan is a performance-linked share-based remuneration plan in which a trust created under the Plan (the trust established pursuant to the Plan is hereinafter referred to as the “Trust”) will acquire the Company’s shares using money contributed by the Company as the source of funds and directors are provided with the Company’s shares and cash equivalent to the market value of the Company’ shares (the “the Company’s Shares, Etc.”) through the Trust in accordance with the rules for performance-linked share-based remuneration established by the Company. As a general rule, directors shall be entitled to receive the Company’s Shares, Etc. at the time of retirement. Company shares remaining in trust

The Company shares remaining in trust are recorded as treasury stock under net assets at their book value in the trust (excluding the amount of incidental expenses). The book value and number of shares of treasury stock is 98 million yen (87 thousand shares) for the fiscal year under review.

4. Notes on Balance Sheet

(1)	Assets provided as security

The following assets have been pledged as business guarantee deposits, etc.

Marketable securities	6 million yen
Investment securities	64 million yen
Investments and other assets - other	210 million yen
Total	281 million yen
(2)	Accumulated depreciation of tangible fixed assets 10,237 million yen
(3)	Short-term receivables from subsidiaries and affiliates 1,387 million yen
Short-term obligations to subsidiaries and affiliates	4,259 million yen

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(4)	Accounting treatment for notes maturing at the end of the fiscal year, etc.

For accounting treatment for notes maturing at the end of the fiscal year, etc., settlement is made on the clearance date or settlement date.

As the last day of the fiscal year under review was a bank holiday, the following matured notes are included in the balance at the end of the fiscal year under review.

Electronically recorded monetary claims	2 million yen

(5)	Syndicated term loan agreement

The Company has executed a syndicated term loan agreement (total amount: 10,000 million yen) with a transacting financial institution, which includes the following financial covenants.

(i) The amount of net assets on the consolidated balance sheet as of the end of each fiscal year shall be maintained at 75% of the amount of net assets on the consolidated balance sheet as of the March 2023 settlement period end date or 75% of the amount of net assets on the consolidated balance sheet as of the end of the immediately preceding fiscal year, whichever is higher.

(ii) The amount of net assets on the non-consolidated balance sheet as of the end of each fiscal year shall be maintained at 75% of the amount of net assets on the non-consolidated balance sheet as of the March 2023 settlement period end date or 75% of the amount of net assets on the non-consolidated balance sheet as of the end of the immediately preceding fiscal year, whichever is higher.

(iii) Ordinary income/loss as shown in the consolidated statement of income for each fiscal year shall not be a loss for two consecutive fiscal years.

(iv) Ordinary income/loss as shown in the non-consolidated statement of income for each fiscal year shall not be a loss for two consecutive fiscal years.

5. Notes on Statement of Income
Transactions with affiliates

Amount of sales to affiliates	142 million yen
Purchases from affiliated companies included in cost of sales	9,260 million yen
Transactions with affiliates other than operating transactions	22 million yen

6. Notes on Statement of Changes in Shareholders’ Equity

Class and number of shares of treasury stock as of the end of the fiscal year under review

Ordinary shares	171 thousand shares

(Note) The number of ordinary shares of treasury stock as of the end of the fiscal year under review includes 87 thousand Company shares held by the Stock Benefit Trust (BBT).

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7. Notes on Tax Effect Accounting

Breakdown of deferred tax assets and deferred tax liabilities by primary cause

Deferred tax assets
Loss on valuation of real estate for sale	483	million yen
Impairment loss	282	million yen
Other	827	million yen
Deferred tax assets Subtotal	1,593	million yen
Valuation allowance	△1,176	million yen
Deferred tax assets total	417	million yen
Deferred tax liabilities
Unrealized gains (losses) on marketable securities	△422	million yen
Other	△750	million yen
Deferred tax liabilities total	△1,172	million yen
Net deferred tax liabilities	△755	million yen

8. Notes on Transactions with Related Parties Affiliates etc.

Catego ry	Name of company etc.	Voting rights held (held by) (%)	Relation ship with related party	Transaction details	Transact ion amount (million s of yen)	Accounting item	End of term balanc e (millio ns of yen)
Subsidiary	E&CS Co., Ltd.	Held Direct: 100. 0%	Purchase of construction materials etc.	Purchase of construction materials etc. (Note)	12,115	Accounts payable – construction Receivables	4,118

Transaction conditions and policy for setting transaction conditions

(Note) Prices and other transaction conditions are determined through negotiations in consideration of actual market conditions.

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9. Notes on Per-Share Information

Net assets per share	2,379.36 yen

(Note) The Company shares held by the Stock Benefit Trust (BBT) are included in the number of treasury stock deducted from the number of shares outstanding at the end of the period for the purpose of calculating net assets per share. The number of shares of treasury stock at the end of the period was 171 thousand shares, of which 87 thousand shares were held by the Stock Benefit Trust (BBT).

Net income per share	155.87 yen

(Note) The Company shares held by the Stock Benefit Trust (BBT) are included in treasury stock, which is deducted in the calculation of the average number of shares during the period for the purpose of calculating net income per share. The average number of shares during the period was 173 thousand shares, of which 90 thousand shares were held by the Stock Benefit Trust (BBT).

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